  [LOGO]   Ministry of         Ministere de                                             ONTARIO CORPORATION NUMBER
           Consumer and        la Consommation                                        NUMERO DE LA SOCIETE EN ONTARIO
           Commercial          et du Commerce                                                    1348301
           Relations
CERTIFICATE                    CERTIFICAT
This is to certify that these  Ceci certifie que les presents
articles are effective on      statuts entrent en vigueur le
        APRIL 1                        AVRIL, 1999
----------------------------------------------------------------------------------------------------------------------

                           [illegible]

                      Director/Directeur
Business Corporations Act / Loi sur les societes par actions


____________________________________________________________________

                                     ARTICLES OF AMALGAMATION
   Form 4                               STATUTS DE FUSION
  Business
Corporations
    Act

               1. The name of the amalgamated corporation is:   DENOMINATION SOCIALE DE LA SOCIETE ISSUE DE LA FUSION:
               F I R S T S E R V I C E   C O R P O R A T I O N
----------------------------------------------------------------------------------------------------------------------

  Formule 4
 Loi sur les
societes par
  actions

               2. The address of the registered office is:      ADRESSE DU SIEGE SOCIAL:
                 1140 Bay Street, Suite 4000, Toronto, Ontario, Canada

               -------------------------------------------------------------------------------------------------------
                             (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
                  (RUE ET NUMERO, OU NUMERO DE LA R.R. ET, S'IL S'AGIT D'UN EDIFICE A BUREAUX, NUMERO DU BUREAU)

               Municipality of Metropolitan Toronto,                                                      M 5 S 2 B 4
               -------------------------------------------------------------------------------------------------------
                        (Name of Municipality or Post Office)                                            (Postal Code)
                   (NOM DE LA MUNICIPALITE OU DU BUREAU DE POSTE)                                       (CODE POSTAL)




                3. Number (or minimum and maximum number) of     NOMBRE (OU NOMBRES MINIMAL ET MAXIMAL)
                   directors is:                                 D'ADMINISTRATEURS:

                   Minimum: 3, Maximum: 20

                4. The director(s) is/are:                       ADMINISTRATEUR(S):                                   Resident
                                                                                                                      Canadian
                                                                                                                      State
                   First name, initials and surname              Resident address, giving Street & No. or R.R. No.,   Yes or No
                   PRENOM, INITIALES ET NOM DE FAMILLE           municipality and postal code.                        RESIDENT
                                                                 ADRESSE PERSONNELLE, Y COMPRIS LA RUE ET             CANADIEN
                                                                 LE NUMERO DE LA R.R., LE NOM DE LA                   OUI/NON
                                                                 MUNICIPALITE ET LE CODE POSTAL
-------------------------------------------------------------------------------------------------------------------------------





                         PLEASE REFER TO ATTACHMENT 1

                                                                           1(1)
                                        ATTACHMENT 1

4.   The director(s) is are:                     ADMINISTRATEUR(S):                              Resident
                                                                                                 Canadian
                                                                                                 State
     First name, initials and surname    Residence address, giving Street &  No. or R.R. No.,    Yes or No
     PRENOM, INITIALES ET NOM DE         municipality and postal code.                           RESIDENT
     FAMILLE                             ADRESSE PERSONNELLE, Y COMPRIS LA RUE                   CANADIEN
                                         ET LE NUMERO, LE NUMERO DE LA R.R.,                     OUI/NON
                                         LE NOM DE LA MUNICIPALITE ET LE CODE
                                         POSTAL
-----------------------------------------------------------------------------------------------------------
Michael H. Appleton                      1166 Bay Street, Apt. 705, Toronto,        Yes
                                         Ontario, CANADA M5S 2X8

C. Robert Burgess                        24 Brookshire, Thornhill, Ontario,         Yes
                                         CANADA L3T 7A9

Brendan Calder                           121 Walker Avenue, Toronto, Ontario,       Yes
                                         CANADA M4V 1G5

Peter F. Cohen                           32 Fifeshire Road, Willowdale, Ontario,    Yes
                                         CANADA M2L 2X3

Jay S. Hennick                           164 Warren Road, Toronto, Ontario,         Yes
                                         CANADA M4V 2S5

Samuel Hennick                           58 Chiswell Cres., North York, Ontario,    Yes
                                         CANADA M2N 6E1

Steven S. Rogers                         868 Melton Drive, Mississauga, Ontario,    Yes
                                         CANADA L4Y 1K8

James R. Rollwagon                       670 Brookside Lane, Mendota-Heights,       No
                                         Minnesota, USA 55118


                                                                              2.

5.   A)   The amalgamation agreement has been duly           A)  LES ACTIONNAIRES DE CHAQUE SOCIETE QUI FUSIONNE
          adopted by the shareholders of each of the             ONT DUMENT ADOPTE LA CONVENTION DE FUSION
          amalgamating corporations as required by               CONFORMEMENT AU PARAGRAPHE 176(4) DE LA LOI
          subsection 176(4) of the Business                      SUR LES SOCIETES PAR ACTIONS A LA DATE
          Corporations Act on the date set out below.   / /      MENTIONNEE CI-DESSOUS.

                                              --------------------
                                               Check       Cocher
                                               A or B      A ou B
                                              --------------------

     B)   The amalgamation has been approved by the        B)   LES ADMINISTRATEURS DE CHAQUE SOCIETE QUI
          directors of each amalgamating corporation            FUSIONNE ONT APPROUVE LA FUSION PAR VOIE DE
          by a resolution as required by section 177            RESOLUTION CONFORMEMENT A L'ARTICLE 177 DE LA
          of the Business Corporations Act on the               LOI SUR LES SOCIETES PAR ACTIONS A LA DATE
          date set out below.                         /X/       MENTIONNEE CI-DESSOUS.
          The articles of amalgamation in substance             LES STATUTS DE FUSION REPRENNENT ESSENTIELLEMENT
          contain the provisions of the articles of             LES DISPOSITIONS DES STATUTS CONSTITUTIFS DE
          incorporation of

     FIRSTSERVICE CORPORATION

------------------------------------------------------------------------------------------------------------------------

     and are more particularly set out in these                 et sont enonces textuellement aux presents
     articles.                                                  statuts.



Names of amalgamating corporations          Ontario Corporation Number                   Date of Adoption/Approval
DENOMINATION SOCIALE DES                    NUMERO DE LA SOCIETE EN ONTARIO              DATE D'ADOPTION OU D'APPROBATION
SOCIETES QUI FUSIONNENT
------------------------------------------------------------------------------------------------------------------------
1140 BAY STREET LIMITED                     1107607                                      March 30, 1999

FIRSTSERVICE CORPORATION                    788412                                       March 30, 1999


                                                                              3.

6.   Restrictions, if any, on business the corporation may         LIMITES, S'IL Y A LIEU, IMPOSEES AUX ACTIVITES
     carry on or on powers the corporation may exercise.           COMMERCIALES OU AUX POUVOIRS DE LA SOCIETE.

                                                          None


7.   The classes and any maximum number of shares                  CATEGORIES ET NOMBRE MAXIMAL, S'IL Y A LIEU,
     that the corporation is authorized to issue:                  /D'ACTIONS QUE LA SOCIETE EST AUTORISEE A EMETTRE:

     Class of Shares                                                             Maximum Number
     ---------------                                                             --------------
     Preference shares                                                           Unlimited
     Series 1 Preference Shares                                                  2,500
     Subordinate Voting Shares                                                   Unlimited
     Multiple Voting Shares                                                      Unlimited


                                                                              4.

8.   Rights, privileges, restrictions and conditions (if any)      DROITS, PRIVILEGES, RESTRICTIONS ET CONDITIONS, S'IL Y A
     attaching to each class of shares and directors               LIEU, RATTACHES A CHAQUE CATEGORIE D'ACTIONS ET
     authority with respect to any class of shares which is        POUVOIRS DES ADMINISTRATEURS RELATIFS A CHAQUE
     to be issued in series:                                       CATEGORIE D'ACTIONS QUI PEUT ETRE EMISE EN SERIE:

     See Pages 4(A) to 4(CC) attached.


                                                                         4(A)
                                  Schedule "1"

1.00   THE PREFERENCE SHARES

1.01 The Preference Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by the board of directors of the Corporation. The directors shall by resolution fix, from time to time, before the issue of any series of Preference Shares, the designation, preferences, rights, restrictions, conditions, limitations, priorities as to payment of dividends and/or distribution on liquidation, dissolution or winding-up, or prohibitions attaching thereto including, without limiting the generality of the foregoing, the provision of a purchase fund, the right of the Corporation to purchase such shares for cancellation, the rate of preferential dividends, the dates of payment thereof, the date or dates from which any such preferential dividends shall accrue, redemption rights including purchase or redemption price, terms and conditions of redemption, conversion rights and any sinking fund or other provisions, and authorize the issuance thereof.

1.02 The directors before the issue of any Preference Shares of a series shall file with the Director appointed under the BUSINESS CORPORATIONS ACT, (Ontario) or any successor statute of the Province of Ontario which is from time to time in force (the "ACT"), Articles of Amendment designating such series and specifying the number, designation, preferences, rights, restrictions, conditions, limitations, priorities as to payment of dividends and/or distribution on liquidation, dissolution or winding-up, and prohibitions attached thereto, and shall obtain a certificate from the Director with respect thereto.

1.03 The Preference Shares of each series shall be entitled to preference over the Subordinate Voting Shares, the Multiple Voting Shares and any other shares ranking junior to the Preference Shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and may also be given such other preferences over the Subordinate Voting Shares, the Multiple Voting Shares and any other shares ranking junior to the Preference Shares as may be determined with respect to the respective series authorized to be issued.

l.04 The holders of the Preference Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting, but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

2.00   SUBORDINATE VOTING SHARES

2.01 The holders of the Subordinate Voting Shares shall be entitled to receive notice of, to attend and speak at and to vote at, any meeting of the shareholders of the Corporation, other than a meeting

                                                                         4(B)

of the holders of another class as such or the holders of a series of shares of another class as such, and at such meeting shall have one (l) vote for each Subordinate Voting Share held.

2.02 Subject to any provisions of the Act and to applicable securities laws and the by-law, regulations or policies of any stock exchange upon which the Subordinate Voting Shares may then be listed, all or any part of the Subordinate Voting Shares which are then outstanding shall be purchasable for cancellation by the Corporation at any time, in the open market, by private contract or otherwise, at the lowest price at which, in the opinion of the directors, such shares are obtainable.

2.03 The Subordinate Voting Shares shall not be redeemable by the Corporation.

2.04 If the Act would in effect require in the absence of this clause 2.04 that an amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to any of the Subordinate Voting Shares, or to create special shares ranking in priority to or on a parity with the Subordinate Voting Shares, be confirmed in writing by the holders of 100% or any lesser percentage of the then outstanding Subordinate Voting Shares, then in lieu of such confirmation in writing such confirmation, may be given by at least two-thirds of the votes cast at a meeting of the holders of the Subordinate Voting Shares duly called for that purpose, and at such meeting each holder of Subordinate Voting Shares shall be entitled to one vote for each Subordinate Voting Shares held.

2.05 The holders of the Subordinate Voting Shares shall not have any right to vote separately upon any proposal to amend the Articles of the Corporation to:

       (a) increase any maximum number of authorized shares of any class or series having rights or privileges equal or superior to the Subordinate Voting Shares; or

       (b) create a new class of shares equal or superior to the Subordinate Voting Shares.

2.06

(1)    For the purposes of this clause 2.06:

       (a) "affiliate" has the meaning assigned by the SECURITIES ACT (Ontario) as amended from time to time;

       (b) "associate" has the meaning assigned by the SECURITIES ACT (Ontario) as amended from time to time;

       (c) "Conversion Period" means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

                                                                         4(C)

       (d) "Converted Shares" means Multiple Voting Shares resulting from the conversion of Subordinate Voting Shares into Multiple Voting Shares pursuant to paragraph (2) of this clause 2.06;

       (e) "Exclusionary Offer" means an offer to purchase Multiple Voting Shares that:

             (i) must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Multiple Voting Shares are listed, be made to all or substantially all holders of Multiple Voting Shares who are in a province of Canada to which the requirement applies;

             (ii) is not made concurrently with an offer to purchase Subordinate Voting Shares that is identical to the offer to purchase Multiple Voting Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are tendered pursuant to the offer for Multiple Voting
                     Shares,

             and for the purposes of this definition, if an offer to purchase Multiple Voting Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for sub-clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Subordinate Voting Shares;

       (f) "Expiry Date" means the last date upon which holders of Multiple Voting Shares may accept an Exclusionary Offer;

       (g) "Offer Date" means the date on which an Exclusionary Offer is made;

       (h) "Offeror" means a person or company that makes an offer to purchase Multiple Voting Shares (the "BIDDER"), and includes any associate or affiliate or the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder; and

       (i) "transfer agent" means the transfer agent for the time being of the Multiple Voting Shares.

(2) Subject to subparagraph (5) of this clause 2.06, if an Exclusionary Offer is made, each outstanding Subordinate Voting Share shall be convertible into one Multiple Voting Share at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by the share certificate

                                                                        4(D)

       or certificates representing the Subordinate Voting Shares which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Subordinate Voting Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and share certificate or certificates, the Corporation shall issue a share certificate representing fully paid Multiple Voting Shares as above prescribed and in accordance with paragraph (4) of this clause 2.06. If less than all of the Subordinate Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Subordinate Voting Shares represented by the original share certificate which are not to be converted.

(3) An election by a holder of Subordinate Voting Shares to exercise the conversion right provided for in paragraph (2) of this clause 2.06 shall be deemed to also constitute an irrevocable election by such holder to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer) and to exercise the right to convert into Subordinate Voting Shares all Converted Shares in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion into Subordinate Voting Shares, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Subordinate Voting Shares pursuant to such deemed election shall become effective.

       (a) in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

       (b) in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(4) No share certificates representing Converted Shares shall be delivered to the holders of the shares before such shares are deposited pursuant to the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the Offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the Offeror pursuant to the offer. If Converted Shares are converted into Subordinate Voting Shares pursuant to paragraph (3) of this clause 2.06, the transfer agent shall deliver to the holders entitled thereto share certificates representing the Subordinate Voting Shares representing the Subordinate Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this sub-paragraph.

                                                                         4(E)

(5) Subject to paragraph (6) of this clause 2.06, the conversion right provided for in subparagraph (2) of this clause 2.06 shall not come into effect if:

       (a) prior to the time at which the Exclusionary Offer is made there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Multiple Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

             (i) accept any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

             (ii)   make any Exclusionary Offer;

             (iii) act jointly or in concert with any person or company that makes any Exclusionary Offer; or

             (iv) transfer any Multiple Voting Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Multiple Voting Shares transferred or to be transferred to each transferee; or

       (b) within seven days after the Offer Date there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Multiple Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

             (i) the number of Multiple Voting Shares owned by the shareholder;

             (ii) that such shareholder is not making the offer and is not an associate of affiliate of, or acting jointly or in concert with, the person or company making the offer;

             (iii) that such shareholder shall not accept the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the

                                                                         4(F)

                    Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

             (iv) that such shareholder shall not transfer any Multiple Voting Shares, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Multiple Voting Shares transferred or to be transferred to each transferee if this information is known to the transferor.

(6) If notice referred to in sub-clause 5(a)(i), 5(a)(iv), 5(b)(iii) or 5(b)(iv) of this Clause 2.06 is given and the conversion right provided for in paragraph (2) of this clause 2.06 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, make a determination as to whether there are subsisting certifications that comply with either sub-clause 5(a) or 5(b) of this clause 2.06 from shareholders of the Corporation who own in the aggregate more than 50% of the then outstanding Multiple Voting Shares, exclusive of shares owned immediately prior to the offer by the Offeror. For the subject of such notice shall be deemed to have taken place at the time of the determination, and the shares that are the subject of such notice shall be deemed to have been transferred to a person or company from whom the transfer agent has not received such a certification unless the transfer agent is otherwise advised either by such notice or by the transferee in writing. If the transfer agent determines that there are not such subsisting certifications, paragraph (5) of this clause 2.06 shall cease to apply and the conversion right provided for in paragraph (2) of this clause 2.06 shall be in effect for the remainder of the Conversion Period.

(7) As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of Subordinate Voting Shares a notice advising the holders as to whether they are entitled to convert their Subordinate Voting Shares into Multiple Voting Shares and the reasons therefor. If such notice discloses that they are not so entitled but is subsequently determined that they are so entitled by virtue of paragraph (6) of this clause 2.06 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor.

(8) If a notice referred to in paragraph (7) of this clause 2.06 discloses that the conversion right has come into effect, the notice shall:

       (a) include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

       (b) include the information set out in paragraph (3) of this clause 2.06; and

                                                                         4(G)

       (c) be accompanied by a copy of the offer and all other material sent to holders of Multiple Voting Shares in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of Multiple Voting Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Subordinate Voting Shares.

(9) Prior to or forthwith after sending any notice referred to in paragraph (7) of this clause 2.06, the Corporation shall cause a press release to be issued to a Canadian national news ticker service, describing the contents of the notice.

3.00   MULTIPLE VOTING SHARES

3.01 The holders of the Multiple Voting Shares shall be entitled to receive notice of, and to attend and speak at and vote at, any meeting of the shareholders of the Corporation, other than a meeting of the holders of shares of another class as such or of the holders of a series of shares of another class as such, and at such meeting shall have twenty (20) votes for each Multiple Voting Share held.

3.02 Subject to any provisions of the Act and to applicable securities laws and the by-laws, regulations or policies of any stock exchange upon which the Multiple Voting Shares may then be listed, all or any part of the Multiple Voting Shares which are then outstanding shall be purchasable for cancellation by the Corporation at any time, in the open market, by private contract or otherwise, at the lowest price at which, in the opinion of the directors, such shares are obtainable.

3.03   The Multiple Voting Shares shall not be redeemable by the Corporation.

3.04 If the Act would in effect require in the absence of this clause 3.04 that an amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to any of the Multiple Voting Shares, or to create special shares ranking in priority to or on a parity with the Multiple Voting Shares, be confirmed in writing by the holders of 100% or any lesser percentage of the then outstanding Multiple Voting Shares, then in lieu of such confirmation in writing such confirmation may be given by at least two-thirds of the votes cast at a meeting of the holders of the Multiple Voting Shares duly called for that purpose, and at such meeting each holder of Multiple Voting Shares shall be entitled to one vote for each Multiple Voting Shares held.

3.05 The holders of the Multiple Voting Shares shall not have any right to vote separately upon any proposal to amend the Articles of the Corporation to:

       (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the Multiple Voting Shares; or

       (b) create a new class of shares equal or superior to the Multiple Voting Shares.

                                                                         4(H)

3.06 Each Multiple Voting Share shall be convertible at any time, at the option of the holder thereof, into a Subordinate Voting Share, on the basis of one Subordinate Voting Share for each Multiple Voting Share so converted. The holder of Multiple Voting Shares desiring to convert such Multiple Voting Shares into Subordinate Voting Shares on the basis aforesaid shall deliver to the transfer agent for the time being of the Subordinate Voting Shares the share certificate or share certificates representing the Multiple Voting Shares which the holder desires to so convert accompanied by a written notice duly executed by such holder or his attorney duly authorized in writing, which notice shall state that such holder elects to convert the Multiple Voting Shares represented by such share certificate or share certificates into Subordinate Voting Shares in accordance with the provisions hereof and which notice shall further state the name or names (with addresses) in which the share certificate or certificates for Subordinate Voting Shares issuable on such conversion shall be issued, and if any of the Subordinate Voting Shares into which such Multiple Voting Shares are to be converted are to be issued to a person or persons other than the holder of such Multiple Voting Shares, there shall be paid to such transfer agent, for the account of the Corporation, any transfer taxes which may properly be payable. If any such certificate or share certificates representing any of the Subordinate Voting Shares issuable on conversion are directed to be issued to any person other than the holder of such Multiple Voting Shares, the signature of such holder shall be guaranteed by a Canadian chartered bank or such other financial institution as such transfer agent may require. Such holder shall, in addition, comply with such other reasonable requirements as such transfer agent may prescribe. As promptly as practicable after the receipt of such notice of election to convert, the payment of such transfer tax (if any), the delivery of such share certificate or share certificates and compliance with all reasonable requirements of the transfer agent as aforesaid, the Corporation shall cause the transfer agent for the Subordinate Voting Shares to issue and deliver in accordance with such notice of election to convert a share certificate or share certificates representing the number of Subordinate Voting Shares into which such Multiple Voting Shares have been converted in accordance with the provisions of this clause 3.06. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which all conditions precedent to the conversion of such Multiple Voting Shares have been fulfilled and the person or persons in whose name or names any share certificate or share certificates for Subordinate Voting Shares shall be issuable shall be deemed to have become on the said date the holder or holders of record of the Subordinate Voting Shares represented thereby; provided, however, that if the transfer books of the Corporation for Subordinate Voting Shares shall be closed on the said date, the Corporation shall not be required to issue Subordinate Voting Shares upon such conversion until the date on which such transfer books shall be re-opened and such person or persons shall not be deemed to have become the holder or holders of record of such Subordinate Voting Shares until the said date on which such transfer books shall be reopened. There shall be no payment or adjustment on account of any unpaid dividends on the Multiple Voting Shares converted or on account of any dividends on the Subordinate Voting Shares resulting from such conversion. In the event that part only of the Multiple Voting Shares represented by any share certificate shall be converted, a share certificate for the remainder of the Multiple Voting Shares represented by the said share certificate shall be delivered to the holder converting without charge.

                                                                         4(I)

4.00 DIVIDENDS AND DISTRIBUTION RIGHTS OF THE SUBORDINATE AND MULTIPLE VOTING SHARES

4.01   (a)   All dividends which are declared in any year in the discretion of the directors on all of the Subordinate Voting Shares shall be declared and paid in an equal or, in the discretion of the directors, a greater amount per share than on all of the Multiple Voting Shares at the time outstanding. All dividends which are declared in any year, in the discretion of the directors, on all of the Multiple Voting Shares shall be declared and paid in an equal or, in the discretion of the directors, a lesser amount per share than on all of the Subordinate Voting Shares outstanding. If any stock dividend is declared on Subordinate Voting Shares, such dividend may be paid in Subordinate Voting Shares, such dividend may be paid in Subordinate Voting Shares or in Multiple Voting Shares, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the directors, lesser amounts per share are declared at the same time on the Multiple Voting Shares and are payable in either Subordinate Voting Shares or in Multiple Voting Shares, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on Subordinate Voting Shares. If any stock dividend is declared on Multiple Voting Shares, such dividend may be paid in Subordinate Voting Shares or in Multiple Voting Shares, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the directors, greater amounts per share are paid at the same time on the Subordinate Voting Shares and are payable in either Subordinate Voting Shares or in Multiple Voting Shares, or partly in one class and partly in the other, regardless or which class the stock dividend was paid on Multiple Voting Shares.

       (b) All distributions other than dividends (including, but without limiting the generality of the foregoing, any distribution of rights, warrants or options to purchase securities of the Corporation), and all such distributions which may at any time or from time to time be authorized or made:

             (i) in respect of the Subordinate Voting Shares, shall be authorized and made in equal, or in the discretion of the directors, greater quantities or amounts per share than on all Multiple Voting Shares then outstanding without preference or distinction; and

             (ii) in respect of the Multiple Voting Shares, shall be authorized and made in equal, or, in the discretion of the directors, lesser quantities or amounts per share than on all Subordinate Voting Shares then outstanding without preference or distinction.

5.00 SUBDIVISIONS, CONSOLIDATIONS, RECLASSIFICATIONS, WINDING-UP AND LIQUIDATION, ETC.

5.01 No subdivision, consolidation, reclassification or other change of the Subordinate Voting Shares or the Multiple Voting Shares shall be made unless at the time an equivalent or comparable

                                                                         4(J)

subdivision, consolidation, reclassification or change is made with respect to all of the Multiple Voting Shares and Subordinate Voting Shares, respectively, which are then outstanding.

5.02 In any case where a fraction of a Subordinate Voting Shares or a Multiple Voting Shares would otherwise be issuable on a subdivision, consolidation, reclassification or change of one or more Subordinate Voting Shares or Multiple Voting-Shares, the Corporation shall in lieu thereof adjust such fractional interest by the payment by cheque (to the nearest cent) of an amount related or equivalent to the then current market value of such fractional interest computed on the basis of the last board lot sale price (or the last bid price, if there has been no board lot sale) for the Subordinate Voting Shares on The Toronto Stock Exchange, on such stock exchange in Canada on which the Subordinate Voting Shares are listed or traded as may be selected fur such purpose by the Directors of the Corporation) on the business day on which such stock exchange was open next preceding the date of such subdivision, consolidation, reclassification or change or if the Subordinate Voting Shares are not then listed on any stock exchange, then the current market price in any public market in which the Subordinate Voting Shares are traded and otherwise in the discretion of the board of directors.

5.03 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation amongst its shareholders for the purposes of winding-up its affairs, all of the property and assets of the Corporation available for distribution to the shareholders of the Corporation shall, after providing for preferential payment of the amounts required to be paid under and in respect of any Preference Shares or series thereof ranking in priority, shall be paid or distributed in equal amounts per share on all Subordinate Voting Shares and Multiple Voting Shares at the time outstanding without preference or distinction and the holders thereof shall as such participate on a share-for-share basis equally therein.

6.00   PROVISIONS RELATING TO SUBORDINATE VOTING SHARES AND MULTIPLE
       VOTING SHARES

6.01 Notwithstanding any of the provisions of this Schedule, the Articles of the Corporation hereby provide that, for the purposes of the take-over bid and issuer bid provisions of the SECURITIES ACT (Ontario) and the regulations thereunder, both as amended from time to time, (a) the Subordinate Voting Shares and the Multiple Voting Shares shall be treated as, and are hereby deemed to constitute, one class of voting securities, and (b) the published market for such one class of voting securities shall be deemed to be the published market of the Subordinate Voting Shares. For greater certainty, the provisions of this Section 6.01 shall have no application in the event of a purchase of Multiple Voting Shares at a price per share not in excess of the aggregate of (i) the "market price" per share (at the time of such purchase) determined in accordance with the provisions of the SECURITIES ACT (Ontario) and the regulations thereunder, (both as amended or replaced from time to time) together with any permitted premium, plus (ii) reasonable brokerage fees or other commissions calculated on a per share basis. For greater certainty, "market price" as at the date of these articles is defined in
Section 164 of the Regulation to the SECURITIES ACT (Ontario).

                                                                         4(K)

7.00                      SERIES 1 PREFERENCE SHARES

The first series of the Preference Shares of the Corporation shall consist of an aggregate of 2500 shares, all designated as "Series 1 Preference Shares" (collectively, the "Series 1 Shares"), with each such share having a stated value of $1,000. In addition to the rights, conditions, restrictions and prohibitions attaching to the Preference Shares of the Corporation as a class, the Series 1 Shares shall have attached thereto the following rights, conditions, restrictions and prohibitions:

7.01 DEFINITIONS: As used herein, the following words and phrases shall have the following meanings, respectively:

       (a) "arm's length" has the meaning given thereto in the Income Tax Act (Canada), as amended from time to time;

       (b) "Board Lot" means a lot of not less than 100 Subordinate Voting Shares or a lot consisting of at least that number of securities convertible into or exchangeable for Subordinate Voting Shares which, if fully converted or exchanged, would result in the issuance of not less than 100 Subordinate Voting Shares;

       (c) "Business Day" means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the place where the Corporation's registered office is located and, if any day on which any dividend on the Series 1 Shares is payable or by which any other action is required or permitted to be taken pursuant to these provisions is not a Business Day, such dividend shall be payable or such other action shall be required or permitted to be taken on the next succeeding day that is a Business Day;

       (d) "Coit Termination Amount" means the amount which Cleanol Services Inc. (formerly 875551 Ontario Limited) would be required to pay to Coit Drapery Cleaners Inc. at the time in question if Cleanol Services Inc. then elected to exercise the option granted to it in Section 8.04 of a franchise agreement entered into effective as of the 1st day of March, 1990 (the "Coit Franchise Agreement") between Coit Drapery Cleaners Inc. and 875551 Ontario Limited;

       (e) "Conversion Notice" has the meaning given thereto in subsection 1.03(e) hereof;

       (f) "Conversion Price" means the applicable conversion price per Subordinate Voting Share for which Subordinate Voting Shares may be issued upon the

                                                                         4(L)

             conversion of Series 1 Shares, such conversion price to be determined as follows:

             (i) if at the time in question the Corporation has gone public, an amount equal to the lesser of:

                    (A)   $8.50; and

                    (B)   the greater of:

                          (1)   75% of the Public Offering Price; and

                          (2)   $5.50;

                    and

             (ii) if the Corporation has not gone public prior to the Redemption Date, an amount equal to the greater of:

                    (A) an amount equal to the quotient obtained when an amount equal to 800% of Normalized After Tax Earnings for the then most recently completed fiscal year of the Corporation (provided that if such fiscal year is less than 365 days in duration, the Normalized After Tax Earnings of the Corporation for the period of 365 days ending on the last day of such fiscal year shall be used) is decreased by an amount equal to:

                          (1) the Coit Termination Amount if the Coit Franchise Agreement has not then been terminated; or

                          (2) zero if the Coit Franchise Agreement has then been terminated and the remainder so obtained is divided by the aggregate number of Multiple Voting Shares and Subordinate Voting Shares outstanding on the day immediately prior to the Redemption Date calculated on a fully diluted basis in accordance with GAAP; and

                    (B) $6.50 or such other dollar amount per Subordinate Voting Share for which Subordinate Voting Shares shall be issued upon the conversion of Series 1 Shares in accordance with Section 1.04 hereof;

                                                                         4(M)

       (g) "Current Market Price" of the Subordinate Voting Shares as at any date (the "Reference Date") means:

             (i) if the Subordinate Voting Shares are then listed on one or more stock exchanges, the weighted average of the closing prices per share for bona fide arm's length Board Lot sales of Subordinate Voting Shares for the 20 trading days as on which such shares were traded immediately prior to the Reference Date on such stock exchange as on which the highest volume of Subordinate Voting Shares was traded during such 20 days;

             (ii) if the Subordinate Voting Shares are not then listed on any stock exchange but are traded on an over-the-counter market, the weighted average of the closing prices per share for bona fide arm's length Board Lot sales of Subordinate Voting Shares for the 20 trading days as on which such shares were traded immediately prior to the Reference Date on such over-the-counter market as on which the highest volume of Subordinate Voting Shares was traded during such 20 days; or

             (iii) if the Subordinate Voting Shares are not then listed on any stock exchange or traded on any over-the-counter market, the greater of the amounts referred to in paragraphs l.0l(f)(ii)(A) and 1.01(f)(ii)(B) subject to any adjustments which may be required to be made to such amounts pursuant to the applicable provisions hereof;

       (h) "Dividend Payment Date" means March 31, June 30, September 30 and December 31 in each calendar year;

       (i) "Dividend Payment Period" means the period of three consecutive months ending on a Dividend Payment Date;

       (j) "Fixed Amounts" means, collectively, the amounts specified in paragraphs l.0l(f)(i)(A), l.0l(f)(i)(B)(2) and l.0l(f)(ii)(B) and "Fixed Amount" means any one of such aforesaid amounts;

       (k) "going public" means, when used in relation to the Corporation, that the board of directors of the Corporation has authorized the Corporation to engage in a Public Offering;

       (l) "gone public" means, when used in relation to the Corporation, that the Corporation has fully completed a Public Offering in accordance with all applicable laws;

                                                                         4(N)

       (m) "GAAP" means generally accepted accounting principles as promulgated or interpreted, as the case may be, from time to time by the Canadian Institute of Chartered Accountants or, if it should cease to exist, the entity which is the successor thereto;

       (n) "Normalized After Tax Earnings" means, for any fiscal year of the Corporation, the aggregate of the following:

             (i) the consolidated after tax earnings (before all extraordinary losses (as so designated by the Corporation's auditors) incurred by the Corporation and its subsidiaries in such fiscal year) and before minority interest in such earnings of the Corporation for such fiscal year;

             (ii) the after tax cost to Greenspace Services Ltd. of all amortization charges incurred in such fiscal year by the Corporation and its subsidiaries to the extent that such charges are referrable to the amount paid for those items referred to in subsections 2.01(1) and (m) of a certain asset purchase agreement made effective as of the 27th day of October, 1991 among Ecolab Ltd., Greenspace Services Ltd. and the Corporation;

             (iii) the after tax cost to Cleanol Services Inc. of all franchise fees and other like payments made to or accrued in favour of Coit Drapery Cleaners Inc. in such fiscal year pursuant to the Coit Franchise Agreement;

             (iv) the provision made in such fiscal year for income taxes payable by the Corporation and its subsidiaries which are categorized by the Corporation's auditors as "Income Taxes Payable - Other Deferred", being those taxes that will not be paid as a result of operating losses incurred subsequent to such fiscal year end by reason of the seasonal nature of the expenses giving rise to such operating losses; and

             (v) the after tax effect to the Corporation and its subsidiaries of all unusual and/or non-recurring gains and losses which are considered material to the financial position or results from operations in such fiscal year (i.e., asset dispositions);

             and all of the foregoing shall be determined on a consolidated basis in accordance with GAAP, consistently applied;

                                                                        4(O)

      (o) "Public Offering" means an offering to the public at any time subsequent to the date of issuance of the Series 1 Shares involving the issuance by the Corporation of at least one Board Lot of its Subordinate Voting Shares (or securities exchangeable or convertible into its Subordinate Voting Shares) (which Subordinate Voting Shares or securities convertible or exchangeable into the Subordinate Voting Shares forming the subject matter of such offering, are listed at, prior or within 30 days following the date of the completion of such offering on any one or more of The Toronto Stock Exchange, the Montreal Exchange, the Vancouver Stock Exchange or a major U.S. stock exchange) to not less than 200 subscribers pursuant to a (final) prospectus (or other similar public offering document which, in the case of any such offering to be conducted in the United States of America, includes a registration statement filed with and accepted by the Securities and Exchange Commission) in respect of which a receipt or other like approval has been received from all securities regulatory authorities in Canada and/or the United States of America having jurisdiction with respect to such offering;

      (p)    "Public Offering Price" means:

             (i) if the Corporation is offering Subordinate Voting Shares for sale pursuant to a Public Offering, an amount equal to the per share price at which such Subordinate Voting Shares are being offered;

             (ii) if the Corporation is offering securities convertible into or exchangeable for Subordinate Voting Shares for sale pursuant to a Public Offering, an amount equal to the per share conversion or exchange price of such securities; or

             (iii) if the Corporation is offering securities in units comprised in part of Subordinate Voting Shares for sale pursuant to a Public Offering an amount equal to the portion of the purchase price of such units which is allocable, on a per share basis, to the Subordinate Voting Shares forming a part thereof;

      (q) "Redemption Amount" means, with respect to any Series 1 Share, the amount specified in subsection 1.05(b); and

      (r)    "Redemption Date" means the earlier of:

             (i) the first date following the date of issuance of the Series 1 Shares as on which the Corporation has gone public; and

                                                                         4(P)

             (ii) December 31, 1994, provided that the Corporation may, without the necessity of obtaining the consent or approval of the holders of the Series 1 Shares thereto, extend such date to such later date (the "Extended Redemption Date") not later than December 31, 1995, as it may in its sole discretion determine in which event the Corporation shall pay on the Extended Redemption Date to each holder of Series 1 Shares in respect of each Series 1 Share then held by it an additional amount equal to the quotient obtained when the sum of $193,000 is divided by the aggregate number of Series 1 Shares then outstanding and the quotient so obtained is multiplied by a fraction, the numerator of which is the number of days during the period commencing January 1, 1995 and ending on the Extended Redemption Date and the denominator of which is 365.

7.02 DIVIDENDS. The holders of the Series 1 Shares shall be entitled to receive, out of any profits or surplus available for dividends, fixed, cumulative, preferential cash dividends at the rate of $50 per annum per Series 1 Share, such dividends to be paid in equal quarterly instalments on each Dividend Payment Date. Such dividends shall accrue on a daily basis from the respective dates of issue of the Series 1 Shares. If in any Dividend Payment Period the Corporation shall not have paid in full such quarterly dividend instalment for such Dividend Payment Period on all of the Series 1 Shares then outstanding, such quarterly dividend instalment, or the unpaid portion thereof; shall be paid in a subsequent Dividend Payment Period or Dividend Payment Periods in priority to dividends on any class of shares ranking junior to the Series 1 Shares. No dividend shall be declared, paid or set apart for payment on any class of shares ranking junior to the Series 1 Shares as regards the payment of dividends unless all accrued cumulative preferential cash dividends on the Series 1 Shares then outstanding shall have been paid in full or sufficient funds therefor set aside for payment at the time of such declaration, payment or setting apart. The holders of the Series 1 Shares shall not be entitled to any dividends other than or in excess of the cash dividends provided for in this Section 1.02.

             The amount of the accrued dividend on any Series 1 Share required to be paid in respect of any period which is less than a full Dividend Payment Period shall be an amount (rounded to the nearest cent) equal to the result obtained when $12.50 is multiplied by a fraction, the numerator of which is the number of days in such period that such Series 1 Share has been outstanding and the denominator of which is the total number of days in such Dividend Payment Period.

             Payment of such dividends to those persons entitled thereto shall be made by way of cheques of the Corporation drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank. The mailing of such cheques shall satisfy and discharge all liability of the Corporation for the payment of such dividends to the extent of the amount represented thereby plus any tax required to be withheld

                                                                        4(Q)

therefrom) unless such cheques are dishonoured on due presentation. Any monies to be paid in cash pursuant to this Section 1.02 represented by a cheque which has not been presented for payment within 6 years after it was issued or that otherwise remains unclaimed for a period of 6 years from the date on which it was declared to be payable and set apart for payment shall be forfeited to the Corporation.

7.03     CONVERSION AT THE OPTION OF THE HOLDER:

    (a) Each holder of Series 1 Shares may at any time from time to time on or prior to August 31, 1994 send to the Corporation a Conversion Notice in respect of all or any part of the Series 1 Shares then owned by it and in respect of which a Conversion Notice had not previously been sent and any Conversion Notice so sent shall be irrevocable from and after such time as it shall have been received by the Corporation. Notwithstanding the foregoing, if the Corporation elects to extend the Redemption Date as contemplated in subsection 1.01(q) hereof, the date of expiry of the conversion rights of the holders of the Series 1 Shares shall be extended to the Extended Redemption Date. The Corporation shall send a notice in writing to each of the holders of the Series 1 Shares not earlier than June 1, 1994 and not later than June 30, 1994 advising them of their conversion rights under this subsection 1.03(a).

    (b) If at any time and from time to time while any of the Series 1 Shares are outstanding the Corporation should decide that it wishes to engage in a Public Offering and such decision has been approved by a decision of the board of directors of the Corporation, the Corporation shall, within 21 days following the making of such decision by the Board of Directors of the Corporation, send to each registered holder of Series 1 Shares a notice in writing (the "Offering Notice") at the address of such holder maintained in the share registers of the Corporation advising that the Corporation proposes to engage in a Public Offering. Such Offering Notice shall, to the extent that the same has been determined, set out a summary of the material particulars of any such proposed Public Offering. Each holder of Series 1 Shares shall have a period of 60 days following its receipt of an Offering Notice in which to send to the Corporation a Conversion Notice in respect of all or any part of those Series 1 Shares then held by it in respect of which a Conversion Notice had not previously been sent and a holder who so sends a Conversion Notice shall not have any right to withdraw the same. If the Corporation has not gone public prior to the expiry of a period of 150 days following its sending of an Offering Notice, all Conversion Notices submitted to the Corporation in response to such Offering Notice shall be deemed to have been withdrawn and the Corporation shall forthwith return all share certificate(s) evidencing the Series 1 Shares deposited pursuant to all Conversion Notices so deemed to

                                                                          4(R)

         have been withdrawn. Any holder of Series 1 Shares shall be provided with a copy of the preliminary prospectus, final prospectus or other similar disclosure document prepared in connection with any such proposed Public Offering.

    (c) The conversion rights attaching to the Series 1 Shares as provided for in this Section 1.03 shall forever cease and be null and void in respect of all those Series 1 Shares as in respect of which the Corporation shall not have received a valid Conversion Notice prior to the expiration of the time periods hereinbefore specified during which any such Conversion Notice in respect thereof may be given and all Series 1 Shares in respect of which a Conversion Notice has not been so received by the Corporation shall be redeemed on the Redemption Date in accordance with the provisions of Section 1.05 hereof.

    (d) Subject to the provisions contained in this Section 1.03, a holder of Series 1 Shares shall receive in respect of each Series 1 Share elected to be converted into Subordinate Voting Shares that number of fully paid and non-assessable Subordinate Voting shares as is equal to the result obtained when the sum of $1,000 is divided by the Conversion Price.

    (e) Any holder of Series 1 Shares electing to exercise the conversion right provided for in this Section 1.03 shall send a written notice (a "Conversion Notice") to the Corporation and such Conversion
         Notice shall be signed by such holder and shall specify (i) the number of Series 1 Shares which such holder desires to have converted, (ii) whether such notice is being furnished as a result of the Corporation having sent an Offering Notice to such holder and
         (iii) the name(s) in which the Subordinate Voting Shares resulting from such conversion are to be registered failing which such Subordinate Voting Shares shall be registered in the name of such holder. Such Conversion Notice shall be accompanied by share certificate(s) evidencing at least that number of Series 1 Shares as are elected to be converted as specified in such Conversion Notice. Any Conversion Notice not accompanied by the required share certificate(s) (or, alternatively, a declaration of loss and indemnity bond in form acceptable to the Corporation) or which does not contain all of the hereinbefore specified information which it is required to contain or which has not been signed as aforesaid shall be invalid and of no effect whatsoever. If less than all of the Series 1 Shares represented by the certificate(s) accompanying such Conversion Notice are to be converted, the person in whose name such certificate(s) are registered shall be entitled to receive, upon its request therefor, a new certificate without charge representing those Series 1 Shares comprised in the certificate(s) delivered as aforesaid which are not to be converted.

                                                                           4(S)

    (f) Upon the conversion of any Series 1 Shares there shall be no payment or adjustment by the Corporation or by any holder of Series 1 Shares on account of any dividends either on the Series 1 Shares so converted or on the Subordinate Voting Shares into which the Series 1 Shares are converted other than as provided for in Section 1.02 hereof and any dividends accrued but unpaid on the Series 1 Shares being converted shall be paid by the Corporation in full at the time of conversion. Unless otherwise specified in the Conversion Notice, on any conversion of Series 1 Shares the share certificates representing the Subordinate Voting Shares resulting therefrom shall be issued in the name of the registered holder of the Series 1 Shares converted or, subject to payment by the registered holder of any stock transfer or other applicable taxes, in such name or names as such registered holder may direct in writing (either in the applicable Conversion Notice or otherwise).

    (g) The right of a registered holder of Series 1 Shares to convert into Subordinate Voting Shares those Series 1 Shares as in respect of which a Conversion Notice has been validly submitted shall be deemed to have been exercised, and the registered holder of the Series 1 Shares to be converted (or any person or persons in whose name or names such registered holder of Series 1 Shares shall have directed the shares to be issued) shall be deemed to have become a holder of record of the Subordinate Voting Shares to be issued upon such conversion for all purposes of the Redemption Date, notwithstanding any delay in the delivery of the certificates representing the Subordinate Voting Shares into which such Series 1 Shares have been converted.

    (h) Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Subordinate Voting Shares upon the conversion of any Series 1 Shares. If more than one Series 1 Share shall be surrendered for conversion at one time by the same holder, the number of Subordinate Voting Shares issuable upon the conversion thereof shall be computed on the basis of the aggregate stated value of all such Series 1 Shares so surrendered by such holder for conversion. If any fractional interest in a Subordinate Voting Share would, except for the provisions of this Section, be deliverable upon the conversion of any Series 1 Shares, the Corporation shall, in lieu of delivering a certificate for such fractional interest, satisfy such fractional interest by paying to the holder of such surrendered Series 1 Shares an amount in cash equal (to the nearest cent) to the result obtained when the Conversion Price is multiplied by the percentage that such fractional interest is of one whole Subordinate Voting Share.

                                                                         4(T)

    (i) In the event that any conversion of the Series 1 Preference Shares is made pursuant to subsection 1.03(a) hereof and, in connection therewith, the Conversion Price was determined by reference to the unaudited consolidated financial statements of the Corporation and its subsidiaries (the Conversion Price so determined being called in this paragraph 1.03(i) the "Unaudited Conversion Price"), then if following the completion of the audit of such financial statements the Conversion Price determined by reference to such audited financial statements is determined to be an amount which is greater or less than the Unaudited Conversion Price (the Conversion Price so determined by reference to such audited financial statements being herein called in this paragraph 1.30(i) the "Audited Conversion Price"), the Corporation and the holders of the Series 1 Preference Shares involved in the aforesaid conversion shall, within 10 days following the finalization of such audited financial statements, determine the number of Subordinate Voting Shares which would have been issued to each such holder on the aforesaid conversion had the Audited Conversion Price been then used and immediately thereafter:

         (A) if the Audited Conversion Price is an amount which is less than the Unaudited Conversion Price, the Corporation shall issue to each of the holders of the Series 1 Preference Shares so converted that number of Subordinate Voting Shares as is equal to the difference between the number of Subordinate Voting Shares which it would have received had the Audited Conversion Price been used at the time of the aforesaid conversion and the number of Subordinate Voting Shares which it was previously issued upon the aforesaid conversion and, in addition, the Corporation shall pay to each such holder an amount equal to all dividends which it would have been entitled to receive in respect of such additional Subordinate Voting Shares so issued to it had it been the holder of such shares since the date of the aforesaid conversion; or

         (B) if the Audited Conversion Price is an amount which is greater than the Unaudited Conversion Price, each of the holders of the Series 1 Preference Shares so converted shall return to the Corporation that number of Subordinate Voting Shares as is equal to the difference between the number of Subordinate Voting Shares which it would have received had the Audited Conversion Price been used and the number of Subordinate Voting Shares which it was previously issued upon the aforesaid conversion and, in addition, each such holder shall pay to the Corporation an amount equal to the total amount of the dividends paid to it by the Corporation on the Subordinate Voting Shares so returned.

                                                                          4(U)

7.04     ADJUSTMENT OF THE CONVERSION PRICE CALCULATION FORMULA IN CERTAIN
         EVENTS

    (a)  If the Corporation shall:

         (i) subdivide or change its outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares or Multiple Voting Shares, as the case may be;

         (ii) reduce, combine or consolidate its outstanding Subordinate Voting Shares or Multiple Voting Shares into a lesser number of Subordinate Voting Shares or Multiple Voting Shares, as the case may be; or

         (iii) declare a dividend or make any distribution to the holders of all or substantially all of the outstanding Subordinate
                Voting Shares or the Multiple Voting Shares payable in Subordinate Voting Shares or Multiple Voting Shares or securities convertible into Subordinate Voting Shares or Multiple Voting Shares (other than an issue of Subordinate Voting Shares or Multiple Voting Shares or securities convertible into Subordinate Voting Shares or Multiple Voting Shares by way of a stock dividend or dividend reinvestment plan to shareholders pursuant to their exercise of options to receive dividends in the form of shares in lieu of cash dividends declared payable on the Subordinate Voting Shares);

         (any of such events being hereinafter referred to as a "Share Reorganization"), each of the Fixed Amounts in effect on the record date for such Share Reorganization shall be adjusted effective immediately after such record date by multiplying such amount by a fraction, the numerator of which is the aggregate number of Subordinate Voting Shares and Multiple Voting Shares outstanding on such record date before giving effect to such Share Reorganization and the denominator of which is the aggregate number of Subordinate Voting Shares or Multiple Voting Shares outstanding immediately after such record date after giving effect to such Share Reorganization.

    (b) If the Corporation shall fix a record date for the issuance of options, rights, or warrants to any of the holders of its Subordinate Voting Shares or Multiple Voting Shares entitling them to subscribe for or purchase Subordinate Voting Shares or Multiple Voting Shares (or securities convertible into or exchangeable for Subordinate Voting Shares or Multiple Voting Shares) for a period of more than 45 days following such record date at a price per Subordinate Voting Share or Multiple Voting Share (or having a conversion or exchange price per Subordinate Voting Share or

                                                                          4(V)

         Multiple Voting Share), as the case may be, of less than 95% of the Current Market Price of one Subordinate Voting Share or Multiple Voting Share, as the case may be, on such record date (any such event being herein referred to as a "Rights Offering"), each of the Fixed Amounts in effect on the record date for such Rights Offering shall be adjusted effective immediately after such record date by multiplying such amount by a fraction, the numerator of which is the total number of Subordinate Voting Shares or Multiple Voting Shares outstanding on such record date plus a number of Subordinate Voting Shares or Multiple Voting Shares, as the case may be, equal to the number determined by dividing the aggregate price of the total number of additional Subordinate Voting Shares or Multiple Voting Shares, as the case may be, offered for subscription or purchase under the Rights Offering (or the aggregate conversion price of the convertible or exchangeable securities so offered) by the Current Market Price of one Subordinate Voting Shares or
         Multiple Voting Share, as the case may be, on such record date and the denominator of which is the total number of Subordinate Voting Shares or Multiple Voting Shares outstanding on such record date plus the total number of additional Subordinate Voting Shares or Multiple Voting Shares, as the case may be, offered for subscription or purchase under the Rights Offering (or the total number of Subordinate Voting Shares or Multiple Voting Shares, as the case may be, into which the convertible or exchangeable securities so offered are convertible or exchangeable). Subordinate Voting Shares or Multiple Voting Shares beneficially owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If the rights, options or warrants subject to the Rights Offering are not so issued or if, at the date of expiry of the rights, options or warrants issued pursuant to such Rights Offering, less than all of the rights, options or warrants subject to such Rights Offering have been exercised, each of the Fixed Amounts shall be readjusted effectively immediately after the date of expiry to an amount equal to the amount which would have been in effect if such record date had not been fixed or to an amount which would then be in effect on such date of expiry of the Rights Offering if the only rights, options or warrants issued pursuant thereto have been those that were exercised, as the case may be.

    (c) If the Corporation shall fix a record date for the issue or the distribution to any of the holders of its Subordinate Voting Shares or Multiple Voting Shares of:

         (i) securities in the capital of the Corporation (including rights, warrants or options to purchase any securities in the capital of the Corporation);

                                                                         4(W)

         (ii)   evidences of the Corporation's indebtedness; or

         (iii) any property or other assets and, to the extent that such issuance or distribution does not constitute a distribution referred to in paragraph 1.04(a)(iii), a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), each of the Fixed Amounts in effect on the record date for such Special Distribution shall be adjusted effective immediately after such record date by multiplying such amount by a fraction, the numerator of which is equal to the remainder obtained when:

         (iv) the product obtained by multiplying the aggregate number of Subordinate Voting Shares or Multiple Voting Shares outstanding on such record date is multiplied by the current Market Price of one Subordinate Voting Share on such record date is reduced by:

         (v) the fair market value, as determined by the auditors of the Corporation acting reasonably (whose determination shall be conclusive) of such securities, evidences of indebtedness or property or other assets, as the case may be, so issued or distributed in the Special Distribution and which shall be net of any consideration paid therefor by the holders of the Subordinate Voting Shares or Multiple Voting Shares, as the case may be, and the denominator of which is the total number of Subordinate Voting Shares or Multiple Voting Shares outstanding on such record date multiplied by such Current Market Price of a Subordinate Voting Share. Subordinate Voting Shares or Multiple Voting Shares beneficially owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Special Distribution is not so made or is altered, each of the Fixed Amounts shall be readjusted to the amount which would then be in effect based upon the said securities, evidences of indebtedness, property or assets, if any, actually distributed prior to the most recent record date.

    (d)  (i)    No adjustments to the Fixed Amounts shall be made pursuant to subsections 1.04(a) or (c) hereof if the holders of the Series 1 Shares are permitted to participate in such Share
                Reorganization or Special Distribution, as though and to the same effect as if they had

                                                                        4(X)

                converted their Series 1 Shares into Subordinate Voting Shares immediately prior to the record date for such Share Reorganization or Special Distribution.

         (ii) No adjustments to the Fixed Amounts shall be made pursuant to subsection 1.04(b) if:

                (A) the Subordinate Voting Shares or Multiple Voting Shares (or securities convertible into or exchangeable for Subordinate Voting Shares or Multiple Voting Shares) forming the subject matter of the Rights Offering therein referred to are offered at a price equal to or greater than 65% of the greater of the amounts referred to in paragraphs 1.01(f)(ii)(A) and 1.01(f)(ii)(B) hereof; or

                (B) the holders of the Series 1 Shares are permitted to participate and do in fact participate in the Rights Offering therein referred to as if they had converted their Series 1 Shares into Subordinate Voting Shares immediately prior to the Record Date for such Rights Offering.

    (e) If and whenever at any time prior to the Redemption Date there shall be:

         (i) a reclassification of the Subordinate Voting Shares or Multiple Voting Shares outstanding at such time or a change of the Subordinate Voting Shares or Multiple Voting Shares into other shares or into other securities (other than pursuant to a Share Reorganization); or

         (ii) a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Subordinate Voting Shares or Multiple Voting Shares or change of the Subordinate Voting Shares or Multiple Voting Shares into other shares);

         (any of such events enumerated in (i) and (ii) above) being herein called a "Capital Reorganization"), any holder of Series 1 Preference Shares who exercises his right to subscribe for and purchase Subordinate Voting Shares pursuant to the exercise of his Conversion Rights then held at any time after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Subordinate Voting Shares to which such holder was

                                                                          4(Y)

         theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder of the Series 1 Preference Shares had been the registered holder of the number of Subordinate Voting Shares to which such holder was theretofore entitled to subscribe for and purchase upon the conversion of the Series 1 Preference Shares;

    (f) In any case in which this Section 1.04 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may, until the occurrence of such event, defer issuing to the holder of any Series 1 Shares converted after such record date and before the occurrence of such event the additional Subordinate Voting Shares or Multiple Voting Shares, as the case may be, issuable upon such conversion by reason of the adjustment required by such event in addition to the Subordinate Voting Shares or Multiple Voting Shares, as the case may be, issuable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's rights to receive such additional Subordinate Voting Shares or Multiple Voting Shares, as the case may be, upon the occurrence of the event requiring such adjustment.

    (g) In the case of any reclassification of, or other change in, the outstanding Subordinate Voting Shares or Multiple Voting Shares not otherwise mentioned herein, each of the Fixed Amounts shall be adjusted in such manner as the auditors of the Corporation determines to be appropriate on a basis consistent with this Section 1.04.

    (h) If any question shall at any time arise with respect to adjustments to the Fixed Amounts or with respect to the amount of any cash payment made in lieu of issuing a fractional share, such question shall be determined by the auditors of the Corporation and thereupon shall become conclusive.

    (i) Forthwith after the occurrence of any adjustment in any of the Fixed Amounts pursuant to this Section 1.04, the Corporation shall forward to the holders of the Series 1 Shares a certificate certifying as to the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment.

    (j) Notwithstanding any other provision contained herein, no adjustment to any of the Fixed Amounts shall be required in respect of the issue of Subordinate Voting Shares or securities convertible into Subordinate Voting Shares pursuant to any stock option, purchase plan or exchange right of, for

                                                                          4(Z)

         or held by any directors, officers or employees of the Corporation or any of its subsidiaries, save and except that this subsection
         1.01(j) shall have no application in the case of the issue to Jay S. Hennick of Subordinate Voting Shares or securities convertible into Subordinate Voting Shares pursuant to any such stock option, purchase plan or exchange right extended to directors, officers or employees of the Corporation or any of its subsidiaries.

    (k) Notwithstanding any other provision contained herein, no adjustment to any of the Fixed Amounts shall be required unless such adjustment would require an increase or decrease of at least 2% in such Fixed Amounts; provided, however, that any adjustments which by reason of this subsection 1.04(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

7.05     REDEMPTION BY THE CORPORATION:

    (a) Subject to the provisions of applicable law, the Corporation shall redeem on the Redemption Date all Series 1 Shares then outstanding and in respect of which a Conversion Notice sent in accordance with the applicable provisions hereof has not been received.

    (b) The price at which each such Series 1 Share is to be redeemed shall be the aggregate of the following amounts:

         (i)    the sum of $1,000;

         (ii) all dividends accrued (but unpaid) on such Series 1 Share up to the date fixed for redemption; and

         (iii) any amount payable by the Corporation in respect of such Series 1 Shares pursuant to paragraph 1.01(q)(ii) hereof.

    (c)  (i)    Notice of redemption of Series 1 Shares shall be given by the
                Corporation not less than 10 days prior to the Redemption Date to each then registered holder of Series 1 Shares. Accidental failure or omission to give such notice to one or more of such holders shall not affect the validity of such redemption.
                Such notice shall set out the Redemption Amount, the Redemption Date, the place or places of redemption and the number of Series 1 Shares to be redeemed.

         (ii) On the Redemption Date, the Corporation shall pay the Redemption Amount to the holder of the Series 1 Shares redeemed and, if the Corporation has not at such time already gone public, the Corporation shall, concurrently therewith, deliver an agreement (the

                                                                         4(AA)

                "Participation Agreement") executed by it in favour of the holders of Series 1 Shares so redeemed to the effect that if the Corporation goes public within 6 months following the Redemption Date, a holder of Series 1 Shares which have been redeemed shall have the right, upon paying to the Corporation the Redemption Amount together with interest thereon at the rate of 10% per annum from and after the Redemption Date to the date of payment, to receive that number of Subordinate Voting Shares as such holder would have received had it converted its Series 1 Shares into Subordinate Voting Shares in accordance with Section 1.03 on the Redemption Date, on presentation and surrender at the place or one of the places of redemption of the respective certificates representing such shares, and the holders of the Series 1 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders in respect thereof unless payment of the Redemption Amount shall not be made in accordance with the foregoing provisions, in which case the rights of the holders shall remain unimpaired.

         (iii) The Corporation shall have the right at any time after giving notice of redemption to deposit the Redemption Amount of the Series 1 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the shareholders entitled thereto (together with executed copies of the Participation Agreement, if applicable) with any Canadian chartered bank or trust company in Canada specified in the notice of redemption or in a subsequent notice to the holders of the shares in respect of which the deposit is made, in a special account for the holders of such shares, and upon such deposit and delivery being made or upon the Redemption Date, whichever is the later, the Series 1 Shares in respect of which such deposit (together with delivery of an executed copy of the Participation Agreement, if applicable) shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part of the Redemption Amount so deposited (and delivery of the Participation Agreement, if applicable) upon presentation and surrender of the certificates representing his shares so redeemed.

7.06     CANCELLATION OF SERIES 1 SHARES:

         Series 1 Shares purchased, redeemed or otherwise acquired by the Corporation shall be cancelled.

7.07      DISSOLUTION:

          On the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series 1 Shares shall be entitled to receive in lawful money of Canada an amount equal to the Redemption Amount per share. The Series 1 Preference Shares shall be entitled to preference over all other series of Preference Shares and all other classes of shares in the capital of the Corporation with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

7.08      NOTICES:

          All notices or other communications by the terms hereof required or permitted to be given by a holder of Series 1 Shares to the Corporation or by the Corporation to a holder of Series 1 Shares shall be given in writing by personal delivery (which personal delivery may be affected by depositing the notice or other communication in question with a responsible courier service for delivery (courier charges fully prepaid) to the addressee thereof) or by registered mail (postage fully prepaid) mailed from anywhere within Canada or the continental United States of America, addressed, in the case of the Corporation, to the President of the Corporation at the Corporation's registered office and, in the case of a holder of Series 1 Shares, to that holder at its most recent address appearing in the Corporation's share register. Any such notices or other communications shall be deemed to have been received, in the case of sending by personal delivery, upon delivery, or, in the case of sending by registered mail, 72 hours after 12:01 a.m. on the day following the day of the mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notice, request, demand or other communication shall be deemed to have been received 72 hours after 12:01 a.m. on the day following the resumption of normal mail service.

7.09      CURRENCY:

          All dollar amounts expressed herein are expressed in Canadian dollars and all payments contemplated by the provisions hereof shall be made in Canadian funds.

7.10      MODIFICATION:

          In addition to any other approval or authorization required by applicable law the rights, conditions, restrictions and prohibitions attaching to the Series 1 Shares may not be deleted, varied, altered or amended without the prior approval of at least 66-2/3% of the votes cast at a meeting of the holders of the Series 1 Shares or by a resolution in writing by those persons holding not less than 66-2/3% of all of the Series 1 Shares then being outstanding.

7.11      APPROVAL BY HOLDERS OF SERIES 1 SHARES:

          The approval of the holders of the Series 1 Shares with respect to any and all matters referred to herein or any other matter requiring the consent of such holders may, subject to applicable law, be given in writing by the holders of 50% (or, if required by Section 1.10, 66-2/3%) of the Series 1 Shares for the time being outstanding or by resolution duly passed and carried by not less than 50% (or, if required by Section 1.10, 66-2/3%) of the votes cast on a ballot at a meeting of the holders of the Series 1 Shares duly called and held for the purpose of considering the subject matter of such resolution and at which meeting holders of not less than 10% of the Series 1 Shares then outstanding are present in person or represented by proxy; provided, however, that if at any such meeting, when originally held, the holders of at least 10% of the Series 1 Shares then outstanding are not present in person or represented by proxy within 30 minutes after the time fixed for the meeting, the meeting shall be adjourned to such date, being not less than 15 days later, and at such time and place as may be fixed by the Chairman of such meeting and at such adjourned meeting the holders of the Series 1 Shares present in person or represented by proxy, whether or not they hold 10% of the Series 1 Shares then outstanding, may transact the business for which the meeting was originally called, and the resolution duly passed and carried by not less than 50% (or, if required by Section 1.10, 66-2/3%) of the votes cast on a ballot at such adjourned meeting shall constitute the approval of the holders of the Series 1 Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the Series 1 Shares shall be given not less than 10 days nor more than 50 days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called. No notice of any such adjourned meeting need be given unless such meeting is adjourned by one or more adjournments for an aggregate of 30 days or more from the date of such original meeting, in which later case notice of the adjourned meeting shall be given in the manner prescribed for the original meeting as aforesaid. The formalities to be observed with respect to the giving of notice of any such original or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the constating documents of the Corporation with respect to meetings of shareholders.

7.12      VOTING RIGHTS:

          The holders of the Series 1 Shares shall not be entitled as such, except as required by law, to vote at any meeting of the shareholders of the Corporation but such holders shall be entitled to receive notice of and attend at all meetings of shareholders of the Corporation.

9. The issue, transfer or ownership of shares is/is not        L'EMISSION, LE TRANSFERT OU LA PROPRIETE D'ACTIONS
   restricted and the restrictions (if any) are as follows:    EST/N'EST PAS RESTREINT. LES RESTRICTIONS, S'IL Y A LIEU,
                                                               SONT LES SUIVANTES:





                                                      Not restricted











10. Other provisions, if any, are:                             AUTRES DISPOSITIONS, S'IL Y A LIEU :

Without in any way limiting the powers conferred upon the Corporation and its directors by the Act, or any successor statute, the board of directors may from time to time, in such amounts and on such terms as they deem expedient:

     (a)   borrow money on the credit of the Corporation;

     (b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

     (c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or money borrowed, or other debt or liability of the Corporation.

Subject to the Act, the board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine with respect to each such delegation.


11. The statements required by subsection 178(2) of the        LES DECLARATIONS EXIGEES AUX TERMES DU PARAGRAPHE
    Business Corporations Act are attached as Schedule         178(2) DE LA LOI SUR LES SOCIETES PAR ACTIONS
    "A".                                                       CONSTITUENT L'ANNEXE "A".

12. A copy of the amalgamation agreement or directors          UNE COPIE DE LA CONVENTION DE FUSION OU LES
    resolutions (as the case may be) is/are attached as        RESOLUTIONS DES ADMINISTRATEURS (SELON LE CAS)
    Schedule "B".                                              CONSTITUTE(NT) L'ANNEXE "B".


These articles are signed in duplicate.               LES PRESENTS STATUTS SONT SIGNES EN DOUBLE
                                                      EXEMPLAIRE.
_____________________________________________________________________________________________________________

Names of the amalgamating corporations and            DENOMINATION SOCIALE DES SOCIETES QUI FUSIONNENT,
signatures and descriptions of office of their        SIGNATURE ET FONCTION DE LEURS DIRIGEANTS REGULIEREMENT
proper officers.                                      DESIGNES.


1140 BAY STREET LIMITED


Per: _____________________________
JAY S. HENNICK
Director & President

FIRSTSERVICE CORPORATION


Per: _____________________________
JAY S. HENNICK
Director & President

                               SCHEDULE "A"

                    STATEMENT OF DIRECTOR OR OFFICER OF

                    -----------------------------------

                          FIRSTSERVICE CORPORATION
                             (THE "Corporation")


               PURSUANT TO SUBSECTION 178(2) OF THE BUSINESS
                   CORPORATIONS ACT (ONTARIO) (THE "ACT")
                    -----------------------------------

          WHEREAS the Corporation and 1140 Bay Street Limited wish to amalgamate and continue as one corporation (the "Amalgamated Corporation") pursuant to Section 177(1) of the Act;

          AND WHEREAS the undersigned is required to make the following statements in connection with the said amalgamation:

1.   The undersigned is President and a director of the Corporation.

2.   There are reasonable grounds for believing that:

     (a) the Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

     (c) no creditor of the Corporation will be prejudiced by the amalgamation.

DATED as of the March 30, 1999.

                                               /s/ Jay S. Hennick
                                           -------------------------------
                                                   Jay S. Hennick

                    STATEMENT OF DIRECTOR OR OFFICER OF

                         1140 BAY STREET LIMITED
                           (THE "Corporation")


                 PURSUANT TO SUBSECTION 178(2) OF THE BUSINESS
                     CORPORATIONS ACT (ONTARIO) (the "Act")
                   ------------------------------------------

          WHEREAS the Corporation and FirstService Corporation wish to amalgamate and continue as one corporation (the "Amalgamated Corporation") pursuant to Section 177(1) of the Act;

          AND WHEREAS the undersigned is required to make the following statements in connection with the said amalgamation:

1.   The undersigned is President of the Corporation.

2.   There are reasonable grounds for believing that:

     (a) the Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

     (c) no creditor of the Corporation will be prejudiced by the amalgamation.

DATED as of the March 30, 1999.

                                               /s/ Jay S. Hennick
                                          ---------------------------------
                                                   Jay S. Hennick

                                 SCHEDULE "B"
                        RESOLUTION OF THE DIRECTORS OF

                            FIRSTSERVICE CORPORATION
                               (THE "CORPORATION")


     "WHEREAS the Corporation holds directly or indirectly all the issued and outstanding shares of 1140 Bay Street Limited and has agreed to amalgamate with 1140 Bay Street Limited pursuant to subsection (1) of section 177 of the BUSINESS CORPORATIONS ACT;

     RESOLVED that:

1. The amalgamation of the Corporation with 1140 Bay Street Limited under the BUSINESS CORPORATIONS ACT, pursuant to subsection (1) of section 177 thereof, be and the same is hereby authorized and approved;

2.   The name of the amalgamated corporation shall be "FirstService
Corporation";

3.   Effective upon issuance of a Certificate of Amalgamation pursuant to section 178 of the BUSINESS CORPORATIONS ACT, and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all shares of the authorized capital of 1140 Bay Street Limited including all such shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

4. Except as may be prescribed, the articles of amalgamation of the amalgamated corporation shall be the same as the articles of FirstService Corporation;

5. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation;

6. The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation, the amalgamating holding corporation; and

7. The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing.

8. This resolution may be executed (by original or facsimile signature) in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same resolution and notwithstanding their date of execution, shall be deemed to have been executed as of the date hereof."
     __________________________________________________________________________

     Certified to be a true and correct copy of a resolution duly passed by the directors of FirstService Corporation as of the 30th day of March, 1999 and that the said resolution is now in full force and effect.

     DATED this 30th day of March, 1999.

                                               /s/ Jay S. Hennick
                                          ---------------------------------
                                              Jay S. Hennick, President

                        RESOLUTION OF THE SOLE DIRECTOR OF

                             1140 BAY STREET LIMITED
                               (THE "CORPORATION")


     "WHEREAS the Corporation is a wholly-owned subsidiary of FirstService Corporation and has agreed to amalgamate with FirstService Corporation pursuant to subsection (1) of section 177 of the BUSINESS CORPORATIONS ACT;

     RESOLVED that:

1. The amalgamation of the Corporation with FirstService Corporation under the BUSINESS CORPORATIONS ACT, pursuant to subsection (1) of section 177 thereof, be and the same is hereby authorized and approved;

2.   The name of the amalgamated corporation shall be "FirstService
Corporation";

3.   Effective upon issuance of a Certificate of Amalgamation pursuant to section 178 of the BUSINESS CORPORATIONS ACT, and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all shares of the authorized capital of the Corporation including all such shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof;

4. Except as may be prescribed, the articles of amalgamation of the amalgamated corporation shall be the same as the articles of FirstService Corporation;

5. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation;

6. The by-laws of the amalgamated corporation shall be the same as the by-laws of FirstService Corporation, amalgamating holding corporation; and

7. The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing.

8. This resolution may be executed (by original or facsimile signature) in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same resolution and notwithstanding their date of execution, shall be deemed to have been executed as of the date hereof."
     __________________________________________________________________________

     Certified to be a true and correct copy of a resolution duly passed by the directors of 1140 Bay Street Limited as of the 30th day of March, 1999 and that the said resolution is now in full force and effect.

     DATED this 30th day of March, 1999.

                                               /s/ Jay S. Hennick
                                          ---------------------------------
                                              Jay S. Hennick, President

  [LOGO]   Ministry of         Ministere de                                          ONTARIO CORPORATION NUMBER
           Consumer and        la Consommation                                     NUMERO DE LA COMPAGNIE EN ONTARIO
           Commercial          et du Commerce                                                  1 788412 1
           Relations
CERTIFICATE                    CERTIFICAT
This is to certify that these  Ceci certifie que les presents
articles are effective on      statuts entrent en vigueur le
DECEMBER 17                    DECEMBRE, 1991
----------------------------------------------------------------------------------------------------------------------

                           [illegible]

                      Director/Directeur                               TRANS
Business Corporations Act / Loi de sur les compagnies                   CODE
                                                                       |  C  |
                                                                         18
----------------------------------------------------------------------------------------------------------------------

                                     ARTICLES OF AMENDMENT
   Form 3                           STATUTS DE MODIFICATION
  Business
Corporations
    Act,
    1982

               1. The present name of the corporation is:        DENOMINATION SOCIALE ACTUELLE DE LA COMPAGNIE:
               ------------------------------------------------------------------------------------------------------
               F I R S T S E R V I C E   C O R P O R A T I O N
               ------------------------------------------------------------------------------------------------------
               -------------------------------------------------------------------------------------------------------
               -------------------------------------------------------------------------------------------------------
               -------------------------------------------------------------------------------------------------------

  FORMULE
 NUMERO 3
LOI DE 1982
  SUR LES
COMPAGNIES

                2. The name of the corporation is changed to            NOUVELLE DENOMINATION SOCIALE DE LA COMPAGNIE
                   (if applicable):                                     (S'IL Y A LIEU):
               ------------------------------------------------------------------------------------------------------
               -------------------------------------------------------------------------------------------------------
               -------------------------------------------------------------------------------------------------------
               -------------------------------------------------------------------------------------------------------
               -------------------------------------------------------------------------------------------------------

                3. Date of incorporation/amalgamation:                  DATE DE LA CONSTITUTION OU DE LA FUSION:

                                                               31 JULY 1988
               -------------------------------------------------------------------------------------------------------
                                                            (Day, Month, Year)
                                                            (JOUR, MOIS, ANNEE)





                4. The articles of the corporation are amended as       LES STATUS DE LA COMPAGNIE SONT MODIFIES
                   follows:                                             DE LA FACON SUIVANTE:

                   SEE SCHEDULE "A" ATTACHED HERETO.

                5. The amendment has been duly authorized as            LA MODIFICATION A ETE DUMENT AUTORISEE CONFORMEMENT
                   required by Sections 167 and 169 (as applicable) of  A L'ARTICLE 167 ET, S'IL Y A LIEU, A L'ARTICLE 169 DE LA
                   the Business Corporations Act.                       LOI SUR LES COMPAGNIES.


                6. The resolution authorizing the amendment was        LES ACTIONNAIRES OU LES ADMINISTRATEURS (LE CAS ECHEANT)
                   approved by the [illegible]/directors (as            DE LA COMPANGIE ONT APPROUVE LA RESOLUTION AUTORISANT
                   applicable) of the corporation on                    LA MODIFICATION

                                                             17 DECEMBER 1991
                ----------------------------------------------------------------------------------------------------------------
                                                            (Day, Month, Year)
                                                            (JOUR, MOIS, ANNEE)

                   These articles are signed in duplicate.              LES PRESENTS STATUTS SONT SIGNES EN DOUBLE
                                                                        EXEMPLAIRE.

                                                  FIRSTSERVICE CORPORATION
                                          --------------------------------------
                                                    (Name of Corporation)
                                          (DENOMINATION SOCIALE DE LA COMPAGNIE)


                                          [ILLEGIBLE]

                                             JAY S. HENNICK - President
                           By/PAR:  --------------------------------------
                                      (Signature)   (Description of Office)
                                        (SIGNATURE)   (FONCTION)

                                 SCHEDULE "A"

                          SERIES 1 PREFERENCE SHARES

          The first series of the Preference Shares of the Corporation shall consist of an aggregate of 2,500 shares, all designated as "Series 1 Preference Shares" (collectively, the "Series 1 Shares"), with each such share having a stated value of $1,000. In addition to the rights, conditions, restrictions and prohibitions attaching to the Preference Shares of the Corporation as a class, the Series 1 Shares shall have attached thereto the following rights, conditions, restrictions and prohibitions:

1.01 DEFINITIONS: As used herein, the following words and phrases shall have the following meanings, respectively:

     (a) "arm's length" has the meaning given thereto in the Income Tax Act (Canada), as amended from time to time;

     (b) "Board Lot" means a lot of not less than 100 Subordinate Voting Shares or a lot consisting of at least that number of securities convertible into or exchangeable for Subordinate Voting Shares which, if fully converted or exchanged, would result in the issuance of not less than 100 Subordinate Voting Shares;

     (c) "Business Day" means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the place where the Corporation's registered office is located and, if any day on which any dividend on the Series 1 Shares is payable or by which any other action is required or permitted to be taken pursuant to these provisions is not a Business Day, such dividend shall be payable or such other aciton shall be required or permitted to be taken on the next succeeding day that is a Business Day;

     (d) "Coit Termination Amount" means the amount which Cleanol Services Inc. (formerly 875551 Ontario Limited) would be required to pay to Coit Drapery Cleaners Inc. at the time in question if Cleanol Services Inc. then elected to exercise the option granted to it in
          Section 8.04 of a franchise agreement entered into effective as of the 1st day of March, 1990 (the "Coit Franchise Agreement") between Coit Drapery Cleaners Inc. and 875551 Ontario Limited;

     (e) "Conversion Notice" has the meaning given thereto in subsection 1.03(e) hereof;

     (f) "Conversion Price" means the applicable conversion price per Subordinate Voting Shares for which Subordinate Voting Shreas may be issued upon the

                                     - 2 -
         conversion of Series 1 Shares, such conversion price to be determined as follows:

         (i) if at the time in question the Corporation has gone public, an amount equal to the lesser of:

               (A)  $8.50; and

               (B)  the greater of:

                    (1)  75% of the Public Offering Price; and

                    (2)  $5.50;

              and

         (ii) if the Corporation has not gone public prior to the Redemption Date, an amount equal to the greater of:

               (A) an amount equal to the quotient obtained when an amount equal to 800% of Normalized After Tax Earnings for the then most recently completed fiscal year of the Corporation (provided that if such fiscal year is less than 365 days in duration, the Normalized After Tax Earnings of the Corporation for the period of 365 days ending on the last day of such fiscal year shall be used) is decreased by an amount equal to:

                    (1) the Coit Termination Amount if the Coit Franchise Agreement has not then been terminated; or

                    (2) zero if the coit Franchise Agreement has then been terminated and the remainder so obtained is divided by the aggregate number of Multiple Voting Shares and Subordinate Voting Shares outstanding on the day immediately prior to the Redemption Date calculated on a fully diluted basis in accordance with GAAP; and

               (B) $6.50 or such other dollar amount per Subordinate Voting Share for which Subordinate Voting Shartes shall be issued upon the conversion of Series 1 Shares in accordance with Section 1.04 hereof;

     (g) "Current Market Price" of the Subordinate Voting Shares as at any date (the "Reference Date") means:

          (i) if the Subordinate Voting Shares are then listed on one or more stock exchanges, the weighted average of the closing prices per share for bona fide arm's length Board Lot sales of Subordinate Voting Shares for the 20 trading days as on which such shares were traded immediately prior to the Reference Date on such stock exchange as on which the highest volume of Subordinate Voting Shares was traded during such 20 days;

          (ii) if the Subordinate Voting Shares are not then listed on any stock exchange but are traded on an over-the-counter market, the weighted average of the closing prices per share for bona fide arm's length Board Lot sales of Subordinate Voting Shares for the 20 trading days as on which such shares were traded immediately prior to the Reference Date on such over-the-counter market as on which the highest volume of Subordinate Voting Shares was traded during such 20 days; or


          (iii) if the Subordinate Voting Shares are not then listed on any stock exchange or traded on any over-the-counter market, the greater of the amounts refered to in paragraphs 1.01(f)(ii)(A) and 1.01(f)(ii)(B) subject to any adjustments which may be required to be made to such amounts pursuant to the applicable provisions hereof;

     (h) "Dividend Payment Date" means March 31, June 30, September 30 and December 31 in each calendar year;

     (i) "Dividend Payment Period" means the period of three consecutive months ending on a Dividend Payment Date;

     (j) "Fixed Amounts" means, collectively, the amounts specified in paragraphs 1.01(f)(i)(A), 1.01(f)(i)(B)(2) and 1.01(f)(ii)(B) and
          "Fixed Amount" means any one of such aforesaid amounts;

     (k) "going public" means when used in relation to the Corporation, that the board of directors of the Corporation has authorized the Corporation to engage in a Public Offering;

     (l) "gone public" means, when used in relation to the Corporation, that the Corporation has fully completed a Public Offering in accordance with all applicable laws;

     (m) "GAAP" means generally accepted accounting principles as promulgated or interpreted, as the case may be, from time to time by the Canadian Institute of Chartered Accountants or, if it should cease to exist, the entity which is the successor thereto;

     (n) "Normalized After Tax Earnings" means, for any fiscal year of the Corporation, the aggregate of the following:

          (i) the consolidated after tax earnings (before all extraordinary losses (as so designated by the Corporation's auditors) incurred by the Corporation and its subsidiaries in such fiscal year) and before minority interest in such earnings of the Corporation for such fiscal year;

         (ii) the after tax cost to Greenspace Services Ltd. of all amortization charges incurred in such fiscal year by the Corporation and its subsidiaries to the extent that such charges are referrable to the amount paid for those items referred to in subsections 2.01(1) and (m) of a certain asset purchase agreement made effective as of the 27th day of October, 1991 among Ecolab Ltd., Greenspace Services Ltd. and the Corporation;

         (iii) the after tax cost to Cleanol Services Inc. of all franchise fees and other like payments made to or accrued in favour of Coit Drapery Cleaners Inc. in such fiscal year pursuant to the Coit Franchise Agreement;

         (iv) the provision made in such fiscal year for income taxes payable by the Corporation and its subsidiaries which are categorized by the Corporation's auditors as "Income Taxes Payable - Other Deferred", being those taxes that will not be paid as a result of operating losses incurred subsequent to such fiscal year end by reason of the seasonal nature of the expenses giving rise to such operating losses; and

         (v) the after tax effect to the Corporation and its subsidiaries of all unusual and/or non-recurring gains and losses which are considered material to the financial position or results from operations in such fiscal year (i.e., asset dispositions);

         and all of the foregoing shall be determined on a consolidated basis in accordance with GAAP, consistently applied;

     (o) "Public Offering" means an offering to the public at any time subsequent to the date of issuance of the Series 1 Shares involving the issuance by the Corporation of at least one Board Lot of its Subordinate Voting Shares (or securities exchangeable or convertible into its Subordinate Voting Shares) (which Subordinate Voting Shares or securities convertible or exchangeable into the Subordinate Voting Shares forming the subject matter of such offering, are listed at, prior or within 30 days following the date of the completion of such offering on any one or more of The Toronto Stock Exchange, the Montreal Exchange, the Vancouver Stock Exchange or a major U.S. stock exchange) to not less than 200 subscribers pursuant to a (final) prospectus (or other similar public offering document which, in the case of any such offering to be conducted in the United States of America, includes a registration statement filed with and accepted by the Securities and Exchange Commission) in respect of which a receipt or other like approval has been received from all securities regulatory authorities in Canada and/or the United States of America having jurisdiction with respect to such offering;

     (p)  "Public Offering Price" means:

          (i) if the Corporation is offering Subordinate Voting Shares for sale pursuant to a Public Offering, an amount equal to the per share price at which such Subordinate Voting Shares are being offered;

          (ii) if the Corporation is offering securities convertible into or exchangeable for Subordinate Voting Shares for sale pursuant to a Public Offering, an amount equal to the per share conversion or exchange price of such securities; or

         (iii) if the Corporation is offering securities in units comprised in part of Subordinate Voting Shares for sale pursuant to a Public Offering, an amount equal to the portion of the purchase price of such units which is allocable, on a per share basis, to the Subordinate Voting Shares forming a part thereof;

     (q) "Redemption Amount" means, with respect to any Series 1 Share, the amount specified in subsection 1.05(b); and

     (r)  "Redemption Date" means the earlier of:

          (i) the first date following the date of issuance of the Series 1 Shares as on which the Corporation has gone public; and

          (ii) December 31, 1994, provided that the Corporation may, without the necessity of obtaining the consent or approval of the holders of the Series 1 Shares thereto, extend such date to such later date (the "Extended Redemption Date") not later than December 31, 1995, as it may in its sole discretion determine in which event the Corporation shall pay on the Extended Redemption Date to each holder of Series 1 Shares in respect of each Series 1 Share then held by it an additional amount equal to the quotient obtained when the sum of $193,000 is divided by the aggregate number of Series 1 Shares then outstanding and the quotient so obtained is multiplied by a fraction, the numerator of which is the number of days during the period commencing January 1, 1995 and ending on the Extended Redemption Date and the denominator of which is 365.

1.02 DIVIDENDS. The holders of the Series 1 Shares shall be entitled to receive, out of any profits or surplus available for dividends, fixed, cumulative, preferential cash dividends at the rate of $50 per annum per Series 1 Share, such dividends to be paid in equal quarterly instalments on each Dividend Payment Date. Such dividends shall accrue on a daily basis from the respective dates of issue of the Series 1 Shares. If in any Dividend Payment Period the Corporation shall not have paid in full such quarterly dividend instalment for such Dividend Payment Period on all of the Series 1 Shares then outstanding, such quarterly dividend instalment, or the unpaid portion thereof, shall be paid in a subsequent Dividend Payment Period or Dividend Payment Periods in priority to dividends on any class of shares ranking junior to the Series 1 Shares. No dividend shall be declared, paid or set apart for payment on any class of shares ranking junior to the Series 1 Shares as regards the payment of dividends unless all accrued cumulative preferential cash dividends on the Series 1 Shares then outstanding shall have been paid in full or sufficient funds therefor set aside for payment at the time of such declaration, payment or setting apart. The holders of the Series 1 Shares shall not be entitled to any dividends other than or in excess of the cash dividends provided for in this Section 1.02.

         The amount of the accrued dividend on any Series 1 Share required to be paid in respect of any period which is less than a full Dividend Payment Period shall be an amount (rounded to the nearest cent) equal to the result obtained when $12.50 is multiplied by a fraction, the numerator of which is the number of days in such period that such Series 1 Share has been outstanding and the denominator of which is the total number of days in such Dividend Payment Period.

         Payment of such dividends to those persons entitled thereto shall be made by way of cheques of the Corporation drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank. The mailing of such cheques shall satisfy and discharge all liability of the Corporation for the payment of such dividends to the extent of the amount represented thereby (plus any tax required to be withheld therefrom) unless such cheques are dishonoured on due presentation. Any monies to be paid in cash pursuant to this Section 1.02 represented by a cheque which has not been presented for payment within 6 years after it was issued or that otherwise remains unclaimed for a period of 6 years from the date on which it was declared to be payable and set apart for payment shall be forfeited to the Corporation.

1.03         CONVERSION AT THE OPTION OF THE HOLDER.

        (a) Each holder of Series 1 Shares may at any time and from time to time on or prior to August 31, 1994 send to the Corporation a Conversion Notice in respect of all or any part of the Series 1 Shares then owned by it and in respect of which a Conversion Notice had not previously been sent and any Conversion Notice so sent shall be irrevocable from and after such time as it shall have been received by the Corporation. Notwithstanding the foregoing, if the Corporation elects to extend the Redemption Date as contemplated in subsection 1.01(q) hereof, the date of expiry of the conversion rights of the holders of the Series 1 Shares shall be extended to the Extended Redemption Date. The Corporation shall send a notice in writing to each of the holders of the Series 1 Shares not earlier than June 1, 1994 and not later than June 30, 1994 advising them of their conversion rights under this subsection 1.03(a).

        (b) If at any time and from time to time while any of the Series 1 Shares are outstanding the Corporation should decide that it wishes to engage in a Public Offering and such decision has been approved by a decision of the board of directors of the Corporation, the Corporation shall, within 21 days following the making of such decision by the Board of Directors of the Corporation, send to each registered holder of Series 1 Shares a notice in writing (the "Offering Notice") at the address of such holder maintained in the share registers of the Corporation advising that the Corporation proposes to engage in a Public Offering. Such Offering Notice shall, to the extent that the same has been determined, set out a summary of the material particulars of any such proposed Public Offering. Each holder of Series 1 Shares shall have a period of 60 days following its receipt of an Offering Notice in which to send to the Corporation a Conversion Notice in respect of all or any part of those Series 1 Shares then held by it in respect of which a Conversion Notice had not previously been sent and a holder who so sends a Conversion Notice shall not have any right to withdraw the same. If the Corporation has not gone public prior to the expiry of a period of 150 days following its sending of an Offering Notice, all Conversion Notices submitted to the Corporation in response to such Offering Notice shall be deemed to have been withdrawn and the Corporation shall forthwith return all share certificate(s) evidencing the Series 1 Shares deposited pursuant to all Conversion Notices so deemed to have been withdrawn. Any holder of Series 1 Shares shall be provided with a copy of the preliminary prospectus, final prospectus or other similar disclosure document prepared in connection with any such proposed Public Offering.

        (c) The conversion rights attaching to the Series 1 Shares as provided for in this Section 1.03 shall forever cease and be null and void in respect of all those Series 1 Shares as in respect of which the Corporation shall not have received a valid Conversion Notice prior to the expiration of the time periods hereinbefore specified during which any such Conversion Notice in respect thereof may be given and all Series 1 Shares in respect of which a Conversion Notice has not been so received by the Corporation shall be redeemed on the Redemption Date in accordance with the provisions of Section 1.05 hereof.

        (d) Subject to the provisions contained in this Section 1.03, a holder of Series 1 Shares shall receive in respect of each Series 1 Share elected to be converted into Subordinate Voting Shares that number of fully paid and non-assessable Subordinate Voting Shares as is equal to the result obtained when the sum of $1,000 is divided by the Conversion Price.

        (e) Any holder of Series 1 Shares electing to exercise the conversion right provided for in this Section 1.03 shall send a written notice (a "Conversion Notice") to the Corporation and such Conversion Notice shall be signed by such holder and shall specify (i) the number of Series 1 Shares which such holder desires to have converted, (ii) whether such notice is being furnished as a result of the Corporation having sent an Offering Notice to such holder and (iii) the name(s) in which the Subordinate Voting Shares resulting from such conversion are to be registered failing which such Subordinate Voting Shares shall be registered in the name of such holder. Such Conversion Notice shall be accompanied by share certificate(s) evidencing at least that number of Series 1 Shares as are elected to be converted as specified in such Conversion Notice. Any Conversion Notice not accompanied by the required share certificate(s) (or, alternatively, a declaration of loss and indemnity bond in form acceptable to the Corporation) or which does not contain all of the hereinbefore specified information which it is required to contain or which has not been signed as aforesaid shall be invalid and of no effect whatsoever. If less than all of the Series 1 Shares represented by the certificate(s) accompanying such Conversion Notice are to be converted, the person in whose name such certificate(s) are registered shall be entitled to receive, upon its request therefor, a new certificate without charge representing those Series 1 Shares comprised in the certificate(s) delivered as aforesaid which are not to be converted.

(f) Upon the conversion of any Series 1 Shares there shall be no payment or adjustment by the Corporation or by any holder of Series 1 Shares on account of any dividends either on the Series 1 Shares so converted or on the Subordinate Voting Shares into which the Series 1 Shares are converted other than as provided for in Section 1.02 hereof and any dividends accrued but unpaid on the Series 1 Shares being converted shall be paid by the Corporation in full at the time of conversion. Unless otherwise specified in the Conversion Notice, on any conversion of Series 1 Shares the share certificates representing the Subordinate Voting Shares resulting therefrom shall be issued in the name of the registered holder of the Series 1 Shares converted or, subject to payment by the registered holder of any stock transfer or other applicable taxes, in such name or names as such registered holder may direct in writing (either in the applicable Conversion Notice or otherwise).

(g) The right of a registered holder of Series 1 Shares to convert into Subordinate Voting Shares those Series 1 Shares as in respect of which a Conversion Notice has been validly submitted shall be deemed to have been exercised, and the registered holder of the Series 1 Shares to be converted (or any person or persons in whose name or names such registered holder of Series 1 Shares shall have directed the shares to be issued) shall be deemed to have become a holder of record of the Subordinate Voting Shares to be issued upon such conversion for all purposes on the Redemption Date, notwithstanding any delay in the delivery of the certificates representing the Subordinate Voting Shares into which such Series 1 Shares have been converted.

(h) Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Subordinate Voting Shares upon the conversion of any Series 1 Shares. If more than one Series 1 Share shall be surrendered for conversion at one time by the same holder, the number of Subordinate Voting Shares issuable upon the conversion thereof shall be computed on the basis of the aggregate stated value of all such Series 1 Shares so surrendered by such holder for conversion. If any fractional interest in a Subordinate Voting Share would, except for the provisions of this Section, be deliverable upon the conversion of any Series 1 Shares, the Corporation shall, in lieu of delivering a certificate for such fractional interest, satisfy such fractional interest by paying to the holder of such surrendered Series 1 Shares an amount in cash equal (to the nearest cent) to the result obtained when the Conversion Price is multiplied by the percentage that such fractional interest is of one whole Subordinate Voting Share.

(i) In the event that any conversion of the Series 1 Preference Shares is made pursuant to subsection 1.03(a) hereof and, in connection therewith, the Conversion Price was determined by reference to the unaudited consolidated financial statements of the Corporation and its subsidiaries (the Conversion Price so determined being called in this paragraph 1.03(i) the "Unaudited Conversion Price"), then if following the completion of the audit of such financial statements the Conversion Price determined by reference to such audited financial statements is determined to be an amount which is greater or less than the Unaudited Conversion Price (the Conversion Price so determined by reference to such audited financial statements being herein called in this paragraph 1.03(i) the "Audited Conversion Price"), the Corporation and the holders of the Series 1 Preferred Shares involved in the aforesaid conversion shall, within 10 days following the finalization of such audited financial statements, determine the number of Subordinate Voting Shares which would have been issued to each such holder on the aforesaid conversion had the Audited Conversion Price been then used and immediately thereafter:

     (A) if the Audited Conversion Price is an amount which is less than the Unaudited Conversion Price, the Corporation shall issue to each of the holders of the Series 1 Preference Shares so converted that number of Subordinate Voting Shares as is equal to the difference between the number of Subordinate Voting Shares which it would have received had the Audited Conversion Price been used at the time of the aforesaid conversion and the number of Subordinate Voting Shares which it was previously issued upon the aforesaid conversion and, in addition, the Corporation shall pay to each such holder an amount equal to all dividends which it would have been entitled to receive in respect of such additional Subordinate Voting Shares so issued to it had it been the holder of such shares since the date of the aforesaid conversion; or

     (B) if the Audited Conversion Price is an amount which is greater than the Unaudited Conversion Price, each of the holders of the Series 1 Preference Shares so converted shall return to the Corporation that number of Subordinate Voting Shares as is equal to the difference between the number of Subordinate Voting Shares which it would have received had the Audited Conversion Price been used and the number of Subordinate Voting Shares which it was previously issued upon the aforesaid conversion and, in addition, each such holder shall pay to the Corporation an amount equal to the total amount of the dividends paid to it by the Corporation on the Subordinate Voting Shares so returned.

1.04      ADJUSTMENT OF THE CONVERSION PRICE CALCULATION FORMULA IN CERTAIN
          EVENTS

     (a)  If the Corporation shall:

          (i) subdivide or change its outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares or Multiple Voting Shares, as the case may be;

          (ii) reduce, combine or consolidate its outstanding Subordinate Voting Shares or Multiple Voting Shares into a lesser number of Subordinate Voting Shares or Multiple Voting Shares, as the case may be; or

          (iii) declare a dividend or make any distribution to the holders of all or substantially all of the outstanding Subordinate Voting Shares or the Multiple Voting Shares payable in Subordinate Voting Shares or Multiple Voting Shares or securities convertible into Subordinate Voting Shares or Multiple Voting Shares (other than an issue of Subordinate Voting Shares or Multiple Voting Shares or securities convertible into Subordinate Voting Shares or Multiple Voting Shares by way of a stock dividend or dividend reinvestment plan to shareholders pursuant to their exercise of options to receive dividends in the form of shares in lieu of cash dividends declared payable on the Subordinate Voting Shares);

          (any of such events being hereinafter referred to as a "Share Reorganization"), each of the Fixed Amounts in effect on the record date for such Share Reorganization shall be adjusted effective immediately after such record date by multiplying such amount by a fraction, the numerator of which is the aggregate number of Subordinate Voting Shares and Multiple Voting Shares outstanding on such record date before giving effect to such Share Reorganization and the denominator of which is the aggregate number of Subordinate Voting Shares or Multiple Voting Shares outstanding immediately after such record date after giving effect to such Share Reorganization.

     (b) If the Corporation shall fix a record date for the issuance of options, rights or warrants to any of the holders of its Subordinate Voting Shares or Multiple Voting Shares entitling them to subscribe for or purchase Subordinate Voting Shares or Multiple Voting Shares (or securities convertible into or exchangeable for Subordinate Voting Shares or Multiple Voting Shares) for a period of more than 45 days following such record date at a price per Subordinate Voting Share or Multiple Voting Share (or having a conversion or exchange price per Subordinate Voting Share or

          Multiple Voting Share), as the case may be, of less than 95% of the Current Market Price of one Subordinate Voting Share or Multiple Voting Share, as the case may be, on such record date (any such event being herein referred to as a "Rights Offering"), each of the Fixed Amounts in effect on the record date for such Rights Offering shall be adjusted effective immediately after such record date by multiplying such amount by a fraction, the numerator of which is the total number of Subordinate Voting Shares and Multiple Voting Shares outstanding on such record date plus a number of Subordinate Voting Shares or Multiple Voting Shares, as the case may be, equal to the number determined by dividing the aggregate price of the total number of additional Subordinate Voting Shares or Multiple Voting Shares, as the case may be, offered for subscription or purchase under the Rights Offering (or the aggregate conversion price of the convertible or exchangeable securities so offered) by the Current Market Price of one Subordinate Voting Share or Multiple Voting Share, as the case may be, on such record date and the denominator of which is the total number of Subordinate Voting Shares and Multiple Voting Shares outstanding on such record date plus the total number of additional Subordinate Voting Shares or Multiple Voting Shares, as the case may be, offered for subscription or purchase under the Rights Offering (or the total number of Subordinate Voting Shares or Multiple Voting Shares, as the case may be, into which the convertible or exchangeable securities so offered are convertible or exchangeable). Subordinate Voting Shares or Multiple Voting Shares beneficially owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If the rights, options or warrants subject to the Rights Offering are not so issued or if, at the date of expiry of the rights, options or warrants issued pursuant to such Rights Offering, less than all of the rights, options or warrants subject to such Rights Offering have been exercised, each of the Fixed Amounts shall be readjusted effectively immediately after the date of expiry to an amount equal to the amount which would have been in effect if such record date had not been fixed or to an amount which would then be in effect on such date of expiry of the Rights Offering if the only rights, options or warrants issued pursuant thereto have been those that were exercised, as the case may be.

     (c) If the Corporation shall fix a record date for the issue or the distribution to any of the holders of its Subordinate Voting Shares or Multiple Voting Shares of:

          (i) securities in the capital of the Corporation (including rights, warrants or options to purchase any securities in the capital of the Corporation);

          (ii)  evidences of the Corporation's indebtedness; or

          (iii) any property or other assets and, to the extent that such issuance or distribution does not constitute a distribution referred to in paragraph 1.04(a)(iii), a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), each of the Fixed Amounts in effect on the record date for such Special Distribution shall be adjusted effective immediately after such record date by multiplying such amount by a fraction, the numerator of which is equal to the remainder obtained when:

          (iv) the product obtained by multiplying the aggregate number of Subordinate Voting Shares and Multiple Voting Shares outstanding on such record date is multiplied by the Current Market Price of one Subordinate Voting Share on such record date is reduced by:

          (v) the fair market value, as determined by the auditors of the Corporation acting reasonably (whose determination shall be conclusive) of such securities, evidences of indebtedness or property or other assets, as the case may be, so issued or distributed in the Special Distribution and which shall be net of any consideration paid therefor by the holders of the Subordinate Voting Shares or the Multiple Voting Shares, as the case may be, and the denominator of which is the total number of Subordinate Voting Shares and Multiple Voting Shares outstanding on such record date multiplied by such Current Market Price of a Subordinate Voting Share. Subordinate Voting Shares and Multiple Voting Shares beneficially owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Special Distribution is not so made or is altered, each of the Fixed Amounts shall be readjusted to the amount which would then be in effect based upon the said securities, evidences of indebtedness, property or assets, if any, actually distributed prior to the most recent record date.

     (d)  (i)   No adjustments to the Fixed Amounts shall be made pursuant to subsections 1.04(a) or (c) hereof if the holders of the Series 1 Shares are permitted to participate in such Share
                Reorganization or Special Distribution, as though and to the same effect as if they had converted their Series 1 Shares into Subordinate Voting Shares immediately prior to the record date for such Share Reorganization or Special
                Distribution

          (ii) No adjustments to the Fixed Amounts shall be made pursuant to subsection 1.04(b) if:

                (A) the Subordinate Voting Shares or Multiple Voting Shares
                    (or securities convertible into or exchangeable for Subordinate Voting Shares or Multiple Voting Shares) forming the subject matter of the Rights Offering therein referred to are offered at a price equal to or greater than 65% of the greater of the amounts referred to in paragraphs 1.01(f)(ii)(A) and 1.01(f)(ii)(B) hereof; or

               (B) the holders of the Series 1 Shares are permitted to participate and do in fact participate in the Rights Offering therein referred to as if they had converted their Series 1 Shares into Subordinate Voting Shares immediately prior to the Record Date for such Rights Offering.

     (e) If and whenever at any time prior to the Redemption Date there shall be:

          (i) a reclassification of the Subordinate Voting Shares or Multiple Voting Shares outstanding at such time or a change of the Subordinate Voting Shares or Multiple Voting Shares into other shares or into other securities (other than pursuant to a Share Reorganization); or

          (ii) a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Subordinate Voting Shares or Multiple Voting Shares or change of the Subordinate Voting Shares or Multiple Voting Shares into other shares);

          (any of such event enumerated in (i) and (ii), above) being herein called a "Capital Reorganization"), any holder of Series 1 Preference Shares who exercises his right to subscribe for and purchase Subordinate Voting Shares pursuant to the exercise of his Conversion Rights then held at any time after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Subordinate Voting Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder of the Series 1 Preference Shares had been the registered holder of the number of Subordinate Voting Shares to which such holder was theretofore entitled to subscribe for and purchase upon the conversion of the Series 1 Preference Shares;

     (f) In any case in which this Section 1.04 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may, until the occurrence of such event, defer issuing to the holder of any Series 1 Shares converted after such record date and before the occurrence of such event the additional Subordinate Voting Shares or Multiple Voting Shares, as the case may be, issuable upon such conversion by reason of the adjustment required by such event in addition to the Subordinate Voting Shares or Multiple Voting Shares, as the case may be, issuable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's rights to receive such additional Subordinate Voting Shares or Multiple Voting Shares, as the case may be, upon the occurrence of the event requiring such adjustment.

     (g) In the case of any reclassification of, or other change in, the outstanding Subordinate Voting Shares or the Multiple Voting Shares not otherwise mentioned herein, each of the Fixed Amounts shall be adjusted in such manner as the auditors of the Corporation determines to be appropriate on a basis consistent with this
          Section 1.04.

     (h) If any question shall at any time arise with respect to adjustments to the Fixed Amounts or with respect to the amount of any cash payment made in lieu of issuing a fractional share, such question shall be determined by the auditors of the Corporation and thereupon shall become conclusive.

     (i) Forthwith after the occurrence of any adjustment in any of the Fixed Amounts pursuant to this Section 1.04, the Corporation shall forward to the holders of the Series 1 Shares a certificate certifying as to the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment.

     (j) Notwithstanding any other provision contained herein, no adjustment to any of the Fixed Amounts shall be required in respect of the issue of Subordinate Voting Shares or securities convertible into Subordinate Voting Shares pursuant to any stock option, purchase plan or exchange right of, for or held by any directors, officers or employees of the Corporation or any of its subsidiaries, save and except that this subsection 1.01(j) shall have no application in the case of the issue to Jay
          S. Hennick of Subordinate Voting Shares or securities convertible into Subordinate Voting Shares pursuant to any such stock option, purchase plan or exchange right extended to directors, officers or employees of the Corporation or any of its subsidiaries.

     (k) Notwithstanding any other provision contained herein, no adjustment to any of the Fixed Amounts shall be required unless such adjustment would require an increase or decrease of at least 2% in such Fixed Amounts; provided, however, that any adjustments which by reason of this subsection 1.04(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

1.05      REDEMPTION BY THE CORPORATION:

     (a) Subject to the provisions of applicable law, the Corporation shall redeem on the Redemption Date all Series 1 Shares then outstanding and in respect of which a Conversion Notice sent in accordance with the applicable provisions hereof has not been received.

     (b) The price at which each such Series 1 Share is to be redeemed shall be the aggregate of the following amounts:

          (i)    the sum of $1,000;

          (ii) all dividends accrued (but unpaid) on such Series 1 Share up to the date fixed for redemption; and

          (iii) any amount payable by the Corporation in respect of such Series 1 Shares pursuant to paragraph 1.01(q)(ii) hereof.

     (c) (i) Notice of redemption of Series 1 Shares shall be given by the Corporation not less than 10 days prior to the Redemption Date to each then registered holder of Series 1 Shares. Accidental failure or omission to give such notice to one or nor of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount, the Redemption Date, the place or places of redemption and the number of Series 1 Shares to be redeemed.

         (ii) On the Redemption Date, the Corporation shall pay the Redemption Amount to the holders of the Series 1 Shares redeemed and, if the Corporation has not at such time already gone public, the Corporation shall, concurrently therewith, deliver an agreement (the

                 "Participation Agreement") executed by it in favour of the holders of Series 1 Shares so redeemed to the effect that if the Corporation goes public within 6 months following the Redemption Date, a holder of Series 1 Shares which have been redeemed shall have the right, upon paying to the Corporation the Redemption Amount together with interest thereon at the rate of 10% per annum from and after the Redemption Date to the date of payment, to receive that number of Subordinate Voting Shares as such holder would have received had it converted its Series 1 Shares into Subordinate Voting Shares in accordance with Section 1.03 on the Redemption Date, on presentation and surrender at the place or one of the places of redemption of the respective certificates representing such shares, and the holders of the Series 1 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders in respect thereof unless payment of the Redemption Amount shall not be made in accordance with the foregoing provisions, in which case the rights of the holders shall remain unimpaired.

         (iii) The Corporation shall have the right at any time after giving notice of redemption to deposit the Redemption Amount of the Series 1 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the shareholders entitled thereto (together with executed copies of the Participation Agreement, if applicable) with any Canadian chartered bank or trust company in Canada specified in the notice of redemption or in a subsequent notice to the holders of the shares in respect of which the deposit is made, in a special account for the holders of such shares and upon such deposit and delivery being made or upon the Redemption Date, whichever is the later, the Series 1 Shares in respect of which such deposit (together with delivery of an executed copy of the Participation Agreement, if applicable) shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part of the Redemption Amount so deposited (and delivery of the Participation Agreement, if applicable) upon presentation and surrender of the certificates representing his shares so redeemed.

1.06 CANCELLATION OF SERIES 1 SHARES:

     Series 1 Shares purchase4d, redeemed or otherwise acquired by the Corporation shall be cancelled.

1.07 DISSOLUTION:

     On the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series 1 Shares shall be entitled to receive in lawful money of Canada an amount equal to the Redemption Amount per share. The Series 1 Preference Shares shall be entitled to preference over all other series of Preference Shares and all other classes of shares in the capital of the Corporation with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

1.08 NOTICES:

     All notices or other communications by the terms hereof required or permitted to be given by a holder of Series 1 Shares to the Corporation or by the Corporation to a holder of Series 1 Shares shall be given in writing by personal delivery (which personal delivery may be effected by depositing the notice or other communication in question with a responsible courier service for delivery (courier charges fully prepaid) to the addressee thereof) or by registered mail (postage fully prepaid) mailed from anywhere within Canada or the continental United States of America, addressed, in the case of the Corporation, to the President of the Corporation at the Corporation's registered office and, in the case of a holder of Series 1 Shares, to that holder at its most recent address appearing in the Corporation's share register. Any such notices or other communications shall be deemed to have been received, in the case of sending by personal delivery, upon delivery, or, in the case of sending by registered mail, 72 hours after 12:01 a.m. on the day following the day of the mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notice, request, demand or other communication shall be deemed to have been received 72 hours after 12:01 a.m. on the day following the resumption of normal mail service.

1.09 CURRENCY

     All dollar amounts expressed herein are expressed in Canadian dollars and all payments contemplated by the provisions hereof shall be made in Canadian funds.

1.10 MODIFICATION:

     In addition to any other approval or authorization required by applicable law the rights, conditions, restrictions and prohibitions attaching to the Series 1 Shares may not be deleted, varied, altered or amended without the prior approval of at least 66-2/3% of the votes cast at a meeting of the holders of the Series 1 Shares or by a resolution in writing by those persons holding not less than 66-2/3% of all the Series 1 Shares then being outstanding.

1.11 APPROVAL BY HOLDERS OF SERIES 1 SHARES:

     The approval of the holders of the Series 1 Shares with respect to any and all matters referred to herein or any other matter requiring the consent of such holders may, subject to applicable law, be given in writing by the holders of 50% (or, if required by Section 1.10, 66-2/3%) of the Series 1 Shares for the time being outstanding or by resolution duly passed and carried by not less than 50% (or, if required by Section 1.10, 66-2/3%)
of the votes cast on a ballot at a meeting of the holders of the Series 1 Shares duly called and held for the purpose of considering the subject matter of such resolution and at which meeting holders of not less than 10% of the Series 1 Shares then outstanding are present in person or represented by proxy; provided, however, that if at any such meeting, when originally held, the holders of at least 10% of the Series 1 Shares then outstanding are not present in person or represented by proxy within 30 minutes after the time fixed for the meeting, the meeting shall be adjourned to such date, being not less than 15 days later, and at such time and place as may be fixed by the Chairman of such meeting and at such adjourned meeting the holders of the Series 1 Shares present in person or represented by proxy, whether or not they hold 10% of the Series 1 Shares then outstanding, may transact the business for which the meeting was originally called, and the resolution duly passed and carried by not less than 50% (or, if required by Section 1.10, 66-2/3%) of the votes cast on a ballot at such adjourned meeting shall constitute the approval of the holders of the Series 1 Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the Series 1 Shares shall be given not less than 10 days nor more than 50 days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called. No notice of any such adjourned meeting need be given unless such meeting is adjourned by one or more adjournments for an aggregate of 30 days or more from the date of such original meeting, in which later case notice of the adjourned meeting shall be given in the manner prescribed fr the original meeting as aforesaid. The formalities to be observed with respect to the giving of notice of any such original or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the constating documents of the Corporation with respect to meetings of shareholders.

1.12 VOTING RIGHTS:

     The holders of the Series 1 Shares shall not be entitled as such, except as required by law, to vote at any meeting of the shareholders of the Corporation but such holders shall be entitled to receive notice of and attend at all meetings of shareholders of the Corporation.

  [LOGO]   Ministry of         Ministere de                                             ONTARIO CORPORATION NUMBER
           Consumer and        la Consommation                                        NUMERO DE LA SOCIETE EN ONTARIO
           Commercial          et du Commerce                                                      788412
           Relations
CERTIFICATE                    CERTIFICAT
This is to certify that these  Ceci certifie que les presents
articles are effective on      statuts entrent en vigueur le
         APRIL 2                        AVRIL, 1990
--------------------------------------------------------------

                           [illegible]

                      Director/Directeur                                               TRANS
Business Corporations Act / Loi sur les societes par actions                            CODE
                                                                                         C
------------------------------------------------------------------------------           8

                                       ARTICLES OF AMENDMENT
   Form 3                             STATUTS DE MODIFICATION
  Business
Corporations
    Act
   1982

               1. The present name of the corporation is:      DENOMINATION SOCIALE DE LA SOCIETE ISSUE DE LA COMPAGNIE:
               --------------------------------------------------------------------------------------------------------
               F I R S T S E R V I C E   C O R P O R A T I O N
               --------------------------------------------------------------------------------------------------------
               --------------------------------------------------------------------------------------------------------
               --------------------------------------------------------------------------------------------------------
               --------------------------------------------------------------------------------------------------------

  FORMULE
  NUMERO 3
LOI DE 1982
  SUR LES
COMPAGNIES

               2. The name of the corporation is changed to      NOUVELLE DENOMINATION SOCIALE DE LA COMPAGNIE
                  (if applicable):                               (S'IL Y A LIEU):

               --------------------------------------------------------------------------------------------------------
               --------------------------------------------------------------------------------------------------------
               --------------------------------------------------------------------------------------------------------
               --------------------------------------------------------------------------------------------------------
               --------------------------------------------------------------------------------------------------------

               3. Date of incorporation/amalgamation:            DATE DE LA CONSTITUTION OU DE LA FUSION:

                                                     31 JULY 1988
               --------------------------------------------------------------------------------------------------------
                                                  (Day, Month, Year)
                                                  (JOUR, MOIS, ANNEE)

               4. The articles of the corporation are            LES STATUTS DE LA COMPAGNIE SONT MODIFIES DE LA FACON
                  amended as follows:                            SUIVANTE:

                  See Schedule "A" attached hereto

                                SCHEDULE "A"

1. The articles (as defined in the Business Corporations Act, 1982 (Ontario) (the "OBCA")) of the Corporation be amended to:

    (a) consolidate each of the issued and unissued Class A subordinate voting shares (the "Class A Subordinate Voting Shares") of the Corporation, on the basis that each thirty (30) Class A Subordinate Voting Shares shall become one (1) new class A subordinate voting share (the "New Class A Subordinate Voting Shares"); provided, however, that any person who, on the date the articles of amendment referred to in paragraph 2 hereof become effective is the registered holder of a number of Class A Subordinate Voting Shares not evenly divisible by thirty (30), shall not be entitled to become a registered holder of a fraction of a New Class A Subordinate Voting Share or to receive a certificate therefor, but in lieu thereof any such person shall be entitled to receive in respect of the fraction of New Class A Subordinate Voting Shares to which such person is otherwise entitled on the surrender of a certificate or certificates representing issued and outstanding Class A Subordinate Voting Shares in the capital of the Corporation, an amount in cash (rounded to the nearest cent) equal to $1.50 multiplied by the fraction of New Class A Subordinate Voting Shares to which such person is otherwise entitled;

    (b) consolidate each of the issued and unissued Class B shares (the "Class B Shares") of the Corporation, on the basis that each thirty
         (30) Class B Shares shall become one (1) new class B share (the "New Class B Shares"); provided, however, that any person who, on the date the articles of amendment referred to in paragraph 2 hereof become effective is the registered holder of a number of Class B Shares not evenly divisible by thirty (30), shall not be entitled to become a registered holder of a fraction of a New Class B Share or to receive a certificate therefor, but in lieu thereof any such person shall be entitled to receive in respect of the fraction of New Class B Shares to which such person is otherwise entitled on the surrender of a certificate or certificates representing issued and outstanding Class B Shares in the capital of the Corporation, an amount in cash (rounded to the nearest cent) equal to $1.50 multiplied by the fraction of New Class B Shares to which such person is otherwise entitled;

    (c) change the designation of the issued and unissued New Class A Subordinate Voting Shares, by redesignating such shares as subordinate voting shares (the "Subordinate Voting Shares") and, in connection therewith, by deleting the words "Class A Subordinate Voting Shares" wherever they appear in the articles of the Corporation and substituting therefor the words "Subordinate Voting Shares"; and

    (d) change the designation of each of the issued and unissued New Class B Shares, by redesignating such shares as multiple voting shares (the "Multiple Voting Shares") and, in connection therewith, by deleting the words "Class B Shares" wherever they appear in the articles of the Corporation and substituting therefor the words "Multiple Voting Shares".


first-mi.rjs
March 26, 1990

5. The amendment has been duly authorized as       LA MODIFICATION A ETE DUMENT AUTORISEE
   required by Sections 167 and 169 (as            CONFORMEMENT A L'ARTICLE 167 ET, S'IL Y A LIEU,
   applicable) of the Business Corporations Act    A L'ARTICLE 169 DE LA LOI SUR LES COMPAGNIES

6. The resolution authorizing the amendment was    LES ACTIONNAIRES OU LES ADMINISTRATEURS (LE CAS ECHEANT)
   approved by the shareholders/directors (as      DE LA COMPAGNIE ONT APPROUVE LA RESOLUTION AUTORISANT
   applicable) of the corporation on               LA MODIFICATION

                                     30 MARCH 1990
                ---------------------------------------------------------
                                    (Day Month Year)
                                    (JOUR MOIS ANNEE)

These articles are signed in duplicate.            LES PRESENTS STATUTS SONT SIGNES EN DOUBLE EXEMPLAIRE.

                                               FIRSTSERVICE CORPORATION
                               -------------------------------------------------
                                                 (Name of Corporation)
                                         (DENOMINATION SOCIALE DE LA COMPAGNIE)

                                         By/Par:   /s/ Ken Pearce
                               -------------------------------------------------
                              (Signature) Kenneth        (Description of Office)
                              (SIGNATURE) Pearce         (FONCTION) Secretary

  [LOGO]   Ministry of         Ministere de                                             ONTARIO CORPORATION NUMBER
           Consumer and        la Consommation                                        NUMERO DE LA SOCIETE EN ONTARIO
           Commercial          et du Commerce                                                     788412
           Relations
CERTIFICATE                    CERTIFICAT
This is to certify that these  Ceci certifie que les presents
articles are effective on      statuts entrent en vigueur le
               JULY 31 JUILLET, 1988
----------------------------------------------------------------------------------------------------------------------

                           [illegible]

                                                             Trans   Line        Comp   Method
                                                             Code     No.  Staf  Type   repro     Share
                                                            / A  /  / O /  / O / / A /  /  3  /   / S  /
                                                             18       20    28    29      30       31

        Director                     Le Directeur
    Companies Branch            Direction des Compagnies

                                                             Notice
                                                              Req'd       urisdiction
                                                            /  N  /  / ONTARIO        /           / A /
                                                             32       37             47            57

_______________________________________________________________________________________________________

                                    ARTICLES OF AMALGAMATION
                                       STATUTS DE FUSION
   Form 4
  Business
Corporations
    Act
   1982

               1. The name of the amalgamated corporation is:   DENOMINATION SOCIALE DE LA COMPAGNIE ISSUE DE LA FUSION:
               F I R S T S E R V I C E   C O R P O R A T I O N
----------------------------------------------------------------------------------------------------------------------

  FORMULE
  NUMERO 4
LOI DE 1982
  SUR LES
COMPAGNIES

               2. The address of the registered office is:      ADRESSE DU SIEGE SOCIAL:

                                    150 York Street, Suite 1400,
               -------------------------------------------------------------------------------------------------------
                             (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
                  (RUE ET NUMERO, OU NUMERO DE LA R.R. ET, S'IL S'AGIT D'UN EDIFICE A BUREAUX, NUMERO DU BUREAU)

                                    Toronto, Ontario                                                      M 5 H 3 T 1
               -------------------------------------------------------------------------------------------------------
                        (Name of Municipality or Post Office)                                            (Postal Code)
                   (NOM DE LA MUNICIPALITE OU DU BUREAU DE POSTE)                                       (CODE POSTAL)

                     City of Toronto                                       Municipality of Metropolitan Toronto
               ---------------------------------------------   in the     --------------------------------------------
                             (Name of Municipality,          DANS LE/LA            (County, District, Regional
                             Geographical Township)                                       Municipality)
                            (NOM DE LA MUNICIPALITE,                              (COMTE, DISTRICT, MUNICIPALITE
                                  DU CANTON)                                                REGIONALE)


                3. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF     NOMBRE (OU NOMBRES MINIMAL ET MAXIMAL)
                   DIRECTORS IS:                                 D'ADMINISTRATEURS:

                   Minimum of Three (3) and a maximum of Twenty (20)

                4. The director(s) is/are:                       ADMINISTRATEUR(S):

                   First name, initials and surname              Resident address, giving Street & No. or R.R. No.,   Resident
                   PRENOM, INITIALES ET NOM DE FAMILLE           Municipality and Postal Code.                        Canadian
                                                                 ADRESSE PERSONNELLE, Y COMPRIS LA RUE ET             State
                                                                 LE NUMERO, LE NUMERO DE LA R.R., OU LE NOM DE LA     Yes or No
                                                                 MUNICIPALITE ET LE CODE POSTAL                       RESIDENT
                                                                                                                      CANADIEN
                                                                                                                      OUI/NON
-------------------------------------------------------------------------------------------------------------------------------

See attached page 1A

                                                                           1A

First name, initials             Residence address                   Resident
and surname                      Street No., Postal Code             Canadian
--------------------             -----------------------             --------
Jay S. Hennick                   74 Spring Gate Blvd.                Yes
                                 Thornhill, Ontario
                                 L4J 3L7

Dr. Brian H. Price               250 Warren Road                     Yes
                                 Toronto, Ontario
                                 M4V 2S8

Miles Nadal                      The Lonsdale                        Yes
                                 619 Avenue Road, #603
                                 Toronto, Ontario
                                 M4V 2K6

Edward Sonshine                  86 Forest Heights Blvd.             Yes
                                 Willowdale, Ontario
                                 M2L 2K8

C. Robert Burgess                24 Brockshire Circle                Yes
                                 Thornhill, Ontario
                                 L3T 7A9

                8. Rights, privileges, restrictions and conditions (if  DROITS, PRIVILEGES, RESTRICTIONS ET CONDITIONS (S'IL Y A
                   any) attaching to each class of shares and           LIEU) RATTACHES A CHAQUE CATEGORIE D'ACTIONS ET POUVOIRS
                   directors authority with respect to any class of     DES ADMINISTRATEURS RELATIFS A CHAQUE CATEGORIE D'ACTIONS
                   shares which is to be issued in series.              QUI PEUT ETRE EMISE EN SERIE.

                   The Preference Shares, the Class A Shares and the Class B Shares of the Corporation shall have attached thereto the rights, privileges, restrictions and conditions set out in Schedule "1" to the Amalgamation
                   Agreement annexed hereto.

                9. The issue, transfer or ownership of shares is not    L'EMISSION DE TRANSFERT OU LA PROPRIETE D'ACTIONS
                   restricted and the restrictions (if any) are as      EST/N'EST PAS RESTREINTE. LES RESTRICTIONS, S'IL
                   follows:                                             Y A LIEU, SONT LES SUIVANTES:

                   No restrictions










                10. Other provisions, (if any):                     AUTRES DISPOSITIONS, S'IL Y A LIEU.

                    (a)  Without in any way limiting the powers conferred upon the Corporation and its directors by the Act, or any successor statute, the board of directors may from time to time, in such amounts and on such terms as it deems expedient:

                        (i)  borrow money on the credit of the Corporation;

                       (ii)  issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation; and

                      (iii)  charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

                    (b)  Subject to the Act, the board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of such delegation.

                11. The statements required by subsection 177(2) of     LES DECLARATIONS EXIGEES AUX TERMES DU PARAGRAPHE 177(2)
                    the Business Corporations Act are attached as       DE LA LOI SUR LES COMPAGNIES CONSTITUENT L'ANNEXE "A".
                    Schedule "A".

                12. A copy of the amalgamation agreement or directors   UNE COPIE DE LA CONVENTION DE FUSION OU LES RESOLUTIONS
                    resolutions (as the case may be) is/are             DES ADMINISTRATEURS (SELON LE CAS) CONSTITUTE(NT)
                    attached as Schedule "B".                           L'ANNEXE "B".

                These articles are signed in duplicate.                LES PRESENTS STATUTS SONT SIGNES EN DOUBLE EXEMPLAIRE









                --------------------------------------------------------------------------------------------------
                Names of the amalgamating corporations and             DENOMINATION SOCIALE DES COMPAGNIES QUI
                signatures and descriptions of office of               FUSIONNENT, SIGNATURE ET FONCTION DE LEURS
                their proper officers.                                 DIRIGEANTS REGULIEREMENT DESIGNES.
                --------------------------------------------------------------------------------------------------

                COLOMA RESOURCES LIMITED                               FIRSTSERVICE CORPORATION



                Per:  /s/ Jay S. Hennick                               Per:  /s/ Jay S. Hennick
                    --------------------------------------                 ---------------------------------------
                    President - Jay S. Hennick                             President - Jay S. Hennick



                Per:  /s/ Ken Pearce                                   Per:  /s/ Ken Pearce
                    --------------------------------------                 ---------------------------------------
                    Secretary - Ken Pearce                                 Secretary - Ken Pearce

                                  SCHEDULE A-1

     The undersigned, Jay S Hennick, being the President of COLOMA RESOURCES LIMITED, hereby states that:

1.   There are reasonable grounds for believing that:

     (a) each of COLOMA RESOURCES LIMITED and FIRSTSERVICE CORPORATION is and FIRSTSERVICE CORPORATION the corporation continuing from the amalgamation of COLOMA RESOURCES LIMITED and FIRSTSERVICE CORPORATION (the "Amalgamated Corporation") will be able to pay its liabilities as the become due;

     (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     (c)  no creditor will be prejudiced by the amalgamation; and

2. No creditor has notified COLOMA RESOURCES LIMITED that such creditor objects to the amalgamation.

     DATED this 29th day of July, 1998.

                                     /s/ Jay S. Hennick
                                     -----------------------------------------
                                     Jay S. Hennick - President

                                  SCHEDULE A-2

     The undersigned, Jay S. Hennick, being the President of FIRSTSERVICE CORPORATION, hereby states that:

1.   There are reasonable grounds for believing that:

     (a) each of FIRSTSERVICE CORPORATION and COLOMA RESOURCES LIMITED is and FIRSTSERVICE CORPORATION the corporation continuing from the amalgamation of COLOMA RESOURCES LIMITED and FIRSTSERVICE CORPORATION (the "Amalgamated Corporation") will be able to pay its liabilities as they become due;

     (b) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     (c)  no creditor will be prejudiced by the amalgamation; and

2. No creditor has notified FIRSTSERVICE CORPORATION that such creditor objects to the amalgamation.

     DATED this 29th day of July, 1998.

                                     /s/ Jay S. Hennick
                                     -----------------------------------------
                                     Jay S. Hennick - President

                                  SCHEDULE "B"

     THIS AMALGAMATION AGREEMENT made as of the 31st day of July, 1998.

B E T W E E N:

                 COLOMA RESOURCES LIMITED, a corporation incorporated under the laws of the Province of Ontario

                 (hereinafter called "Coloma")

                                                           OF THE FIRST PART;

                 - and -

                 FIRSTSERVICE CORPORATION, a corporation incorporated under the laws of the Province of Ontario

                 (hereinafter called "FirstService")

                                                          OF THE SECOND PART.

     WHEREAS each of Coloma and FirstService are corporations to which the Business Corporations Act, 1982 (Ontario) applies;

     AND WHEREAS Coloma is authorized to issue an unlimited common shares without par value and 2,000,000 special shares, of which 1,577,507 common shares are presently issued and outstanding;

     AND WHEREAS FirstService is authorized to issue an unlimited number of common shares of which 1,234,251 common shares are issued and outstanding;

     AND WHEREAS the parties hereto, acting under the authority contained in the Business Corporations Act, 1982 (ontario) have agreed to amalgamate upon the terms and conditions set out hereunder;

     AND WHEREAS Coloma has reserved up to a maximum of 10% of its outstanding common shares for issuance pursuant to its share option plan (the "Share Option Plan");

     AND WHEREAS FirstService has outstanding an option permitting the optionee to purchase 60,000 common shares of FirstService at an exercise price of $1.00 per share expiring May 31, 1993 (the "Option");

NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1.   DEFINITION

          In this agreement:

     (a)  "Amalgamating Corporations" means Coloma and FirstService;

     (b) "Amalgamation Agreement" or "Agreement" means this amalgamation agreement;

     (c)  "Act" means the Business Corporations Act, 1982 (Ontario);

     (d) "Corporation" means the corporation continuing from the amalgamation of the Amalgamating Corporations; and

     (e) "Effective Date" means the date set out on the certificate endorsed by the Director appointed under the Act on the Articles of Amalgamation giving effect to the amalgamation herein provided for.

2.   AGREEMENT TO AMALGAMATE

          The Amalgamating Corporations hereby agree to amalgamate as of the Effective Date under the provisions of the Act and to continue as one corporation upon the terms and conditions herein set out.

3.   NAME OF CORPORATION

          The name of the Corporation shall be FIRSTSERVICE CORPORATION.

4.   REGISTERED OFFICE

          The registered office of the Corporation shall be in the City of Toronto, Municipality of Metropolitan Toronto, in the Province of Ontario. The address of the registered office of the Corporation shall be 150 York Street, Suite 1400, Toronto, Ontario M5H 3T1.

5.   RESTRICTIONS

          There shall be no restrictions on the business that the Corporation may carry on or on the powers that the Corporation may exercise.

6.   AUTHORIZED CAPITAL

          The classes and any maximum number of shares that the Corporation is authorized to issue are as follows:

     (a) an unlimited number of preference shares issuable in series (the "Preference Shares");

     (b) an unlimited number of Class A subordinate voting shares (the "Class A Shares"); and

     (c)  an unlimited number of Class B shares (the "Class B Shares").

7.   RIGHTS ATTACHING TO SHARES

          The Preference Shares, the Class A Shares and the Class B Shares of the Corporation shall have attached thereto the rights, privileges, restrictions and conditions set out in Schedule "1" annexed hereto.

8.   DIRECTORS

          The board of directors of the Corporation shall consist of a minimum of three (3) directors and a maximum of twenty (20) directors provided that the directors shall be entitled, subject to the provisions of the Act, to determine the number of directors of the Corporation and the number of directors to be elected at the annual meeting of the shareholders of the Corporation from time to time by resolution of the board provided that such number of directors is not greater than twenty (20) nor less than three
(3) directors. Until changed by resolution of the directors, the board of directors of the Corporation shall be fixed at five (5) directors and the first directors of the Corporation are as follows;

                                                   Resident
Name & Municipality of Residence                   Canadian
--------------------------------                   --------
Dr. Brian H. Price                                   Yes
Toronto, Ontario

Jay S. Hennick                                       Yes
Thornhill, Ontario

Miles S. Nadal                                       Yes
Toronto, Ontario

Edward Sonshine, Q.C.                                Yes
North York, Ontario

C. Robert Burgess                                    Yes
Thornhill, Ontario


The said first directors shall hold office until the first annual meeting of the Corporation or until their successors are elected or appointed, subject to the Corporation's by-laws.

9.   BY-LAWS

          The by-laws of the Corporation shall be the by-laws of FirstService. A copy of such by-laws may be examined at the offices of Fogler, Rubinoff, Suite 1400, 150 York Street, Toronto, Ontario, M5H 3T1 at any time during regular business hours.

10.  CONVERSION OF SHARES

          The authorized but unissued shares and the issued shares in the capital of each of the Amalgamating Corporations shall be respectively cancelled and/or converted on the Effective Date into issued and outstanding Class A Shares and Class B Shares of the Corporation as follows:

     (a) the 1,577,507 issued and outstanding common shares of Coloma shall be converted into 1,577,507 Class A Shares of the Corporation on the basis of one common share of Coloma for each Class A Share of the Corporation;

     (b) the 1,234,251 issued and outstanding common shares of FirstService shall be converted into 15,428,137 Class B Shares of the Corporation on the basis of one common share of FirstService for each 12.5 Class B Shares of the Corporation; and

     (c) the authorized but unissued special shares of Coloma shall be cancelled.

          After filing Articles of Amalgamation in respect of this Agreement and the issue of a Certificate of Amalgamation in respect thereof, the shareholders of Coloma when requested by the Corporation shall surrender the certificates representing the shares held by them in Coloma and, subject to the provisions of the Act, in return shall be entitled to receive certificates for Class A Shares of the Corporation on the basis aforesaid.

          The common shares of Coloma reserved for issuance pursuant to the Share Option Plan approved by the directors and shareholders of Coloma shall be reserved for issuance pro rata and mutatis mutandis of the Class A Shares and the Class B Shares of the Corporation.

          The Option of FirstService for 60,000 common shares of FirstService with an exercise price of $1.00 per share expiring May 31, 1993 will be assumed by the Corporation on the basis of 12.5 Class A Shares of the Corporation for each common share of

FirstService to which such option applied, resulting in an option to purchase 750,000 Class A Shares of the Corporation with an exercise price of $0.08 per share expiring May 31, 1993.

11.  STATED CAPITAL

          The stated capital of the shares of the Corporation issued on the conversion of the shares of the Corporation pursuant to paragraph 10 hereof as at May 31, 1988 shall be as follows:

Shares of the Corporation                                 Stated Capital
-------------------------                                 --------------
1,577,507 Class A Shares issued on conversion of
1,577,507 common shares of Coloma                           $  148,984

1,428,137 Class B Shares issued on conversion of
1,234,251 common shares of FirstService                      1,234,251
                                                            ----------
Total                                                       $1,383,235

12.  TRANSFER OF SHARES

          There shall be no restrictions on the right to transfer shares of the Corporation.

13.  SPECIAL PROVISIONS

     (a) Without in any way limiting the powers conferred upon the Corporation and its directors by the Act, or any successor statute, the board of directors may from time to time, in such amounts and on such terms as it deems expedient:

          (i)  borrow money on the credit of the Corporation;

         (ii) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation; and

        (iii) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

     (b) Subject to the Act, the board of directors may from time to time delegate to one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of such delegation.

14.  DELIVERY OF ARTICLES

          Upon the shareholders of the Amalgamating Corporations respectively adopting this Agreement in accordance with the requirements of the Act and subject to paragraph 16 hereof, Articles of Amalgamation in the prescribed form shall be filed with the Director appointed under the Act.

15.  AMALGAMATION

          Upon the Effective Date:

     (a) the Amalgamating Corporations are amalgamated and continued as one corporation under the terms and conditions prescribed in the Amalgamation Agreement;

     (b) the property of each of the Amalgamating Corporations continues to be the property of the Corporation;

     (c) the Corporation continues to be liable for the obligations of each of the Amalgamating Corporations;

     (d) any existing cause of action, claim or liability to prosecution is unaffected;

     (e) a civil, criminal or administrative action or proceeding pending by or against any of the Amalgamating Corporations may be continued to be prosecuted by or against the Corporation;

     (f) a conviction against, or ruling, order or judgment in favour of or against, any of the Amalgamating Corporations may be enforced by or against the Corporation; and

     (g) the Articles of Amalgamation are deemed to be the Articles of Incorporation of the Corporation and the Certificate of Amalgamation is deemed to be the Certificate of Incorporation of the Corporation.

16.  TERMINATION

          At any time before the Effective Date, this Amalgamation Agreement may be terminated by the directors of any of the Amalgamating Corporations, notwithstanding the approval of this Amalgamation Agreement by the shareholders of any of the Amalgamating Corporations.

          IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date and year first above written.

     COLOMA RESOURCES LIMITED              FIRSTSERVICE CORPORATION

Per: /s/ Jay S. Hennick               Per: /s/ Jay S. Hennick
     ----------------------------          ----------------------------
     President - Jay S. Hennick            President - Jay S. Hennick
                            c/s                                   c/s

Per: /s/ Ken Pearce                   Per: /s/ Ken Pearce
     ----------------------------          ----------------------------
     Secretary - Ken Pearce                Secretary - Ken Pearce

                                 Schedule "1"

1.00                         THE PREFERENCE SHARES

1.01 The Preference Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by the board of directors of the Corporation. The directors shall by resolution fix, from time to time, before the issue of any series of Preference Shares, the designation, preferences, rights, restrictions, conditions, limitations, priorities as to payment of dividends and/or distribution on liquidation, dissolution or winding-up, or prohibitions attaching thereto including, without limiting the generality of the foregoing, the provision of a purchase fund, the right of the Corporation to purchase such shares for cancellation, the rate of preferential dividends, the dates of payment thereof, the date or dates from which any such preferential dividends shall accrue, redemption rights including purchase or redemption price, terms and conditions of redemption, conversion rights and any sinking fund or other provisions, and authorize the issuance thereof.

1.02 The directors before the issue of any Preference Shares of a series shall file with the Director appointed under the Business Corporations Act, 1982 (Ontario) or any successor statute of the Province of Ontario which is from time to time in force (the "Act"), Articles of Amendment designating such series and specifying the number, designation, preferences, rights, restrictions, conditions, limitations, priorities as to payment of dividends and/or distribution on liquidation, dissolution or winding-up, and prohibitions attached thereto, and shall obtain a certificate from the Director with respect thereto.

1.03 The Preference Shares of each series shall be entitled to preference over the Class A Shares, the Class B Shares and any other shares ranking junior to the Preference Shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and may also be given such other preferences over the Class A Shares, the Class B Shares and any other shares ranking junior to the Preference Shares as may be determined with respect to the respective series authorized to be issued.

1.04 The holders of the Preference Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting, but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

2.00                            CLASS A SHARES

2.01 The holders of the Class A Shares shall be entitled to receive notice of, to attend and speak at and to vote at, any meeting of the shareholders of the Corporation, other than a meeting of the holders of another class as such or the holders of a series of shares of another class as such, and at such meeting shall have one (1) vote for each Class A Share held.

2.02 Subject to any provisions of the Act and to applicable securities laws and the by-laws, regulations or policies of any stock exchange upon which the Class A Shares may then be listed, all or any part of the Class A Shares which are then outstanding shall be purchasable for cancellation by the Corporation at any time, in the open market, by private contract or otherwise, at the lowest price at which, in the opinion of the directors, such shares are obtainable.

2.03      The Class A Shares shall not be redeemable by the Corporation.

2.04 If the Act would in effect require in the absence of this clause 2.04 that an amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to any of the Class A Shares, or to create special shares ranking in priority to or on a parity with the Class A Shares, be confirmed in writing by the holders of 100% or any lesser percentage of the then outstanding Class A Shares, then in lieu of such confirmation in writing such confirmation may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class A Shares duly called for that purpose, and at such meeting each holder of Class A Shares shall be entitled to one vote for each Class A Share held.

2.05 The holders of the Class A Shares shall not have any right to vote separately upon any proposal to amend the Articles of the Corporation to:

     (a) increase any maximum number of authorized shares of any class or series having rights or privileges equal or superior to the Class A Shares; or

     (b)  create a new class of shares equal or superior to the Class A
          Shares.

2.06

(1)  For the purposes of this clause 2.06:

     (a) "affiliate" has the meaning assigned by the Securities Act (Ontario) as amended from time to time;

     (b) "associate" has the meaning assigned by the Securities Act (Ontario) as amended from time to time;

     (c) "Conversion Period" means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

     (d) "Converted Shares" means Class B Shares resulting from the conversion of Class A Subordinate Voting Shares into Class B Shares pursuant to paragraph (2) of this clause 2.06;

     (e)  "Exclusionary Offer" means an offer to purchase Class B Shares that:

          (i) must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all holders of Class B Shares who are in a province of Canada to which the requirement applies; and

          (ii) is not made concurrently with an offer to purchase Class A Subordinate Voting Shares that is identical to the offer to purchase Class B Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are tendered pursuant to the offer for Class B Shares, and for the purposes of this definition, if an offer to purchase Class B Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for sub-clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class A Subordinate Voting Shares;

     (f) "Expiry Date" means the last date upon which holders of Class B Shares may accept an Exclusionary Offer;

     (g)  "Offer Date" means the date on which an Exclusionary Offer is made;

     (h) "Offeror" means a person or company that makes an offer to purchase Class B Shares (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder; and

     (i) "transfer agent" means the transfer agent for the time being of the Class B Shares.

(2) Subject to subparagraph (5) of this clause 2.06, if an Exclusionary Offer is made, each outstanding Class A Share shall be convertible into one Class B Share at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by the share certificate or certificates representing the Class A Subordinate Voting Shares which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Class A Subordinate Voting Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and share certificate or certificates, the Corporation shall issue a share certificate representing fully-paid Class B Shares as above prescribed and in accordance with paragraph (4) of this clause 2.06. If less than all of the Class A Subordinate Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Class A Subordinate Voting Shares represented by the original share certificate which are not to be converted.

(3) An election by a holder of Class A Subordinate Voting Shares to exercise the conversion right provided for in paragraph (2) of this clause 2.06 shall be deemed to also constitute an irrevocable election by such holder to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer) and to exercise the right to convert into Class A Subordinate Voting Shares all Converted Shares in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion into Class A Subordinate Voting Shares, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his right of withdrawal from the Exclusionary Offer shall become effect at the time such right of withdrawal is exercised.
     If the right of withdrawal is not exercised, any conversion into Class
     A Subordinate Voting Shares pursuant to such deemed election shall become effective,

     (a) in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

     (b) in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(4) No share certificates representing Converted Shares shall be delivered to the holders of the shares before such shares are deposited pursuant to the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the offeror pursuant to the offer. If Converted Shares are converted into Class A Subordinate Voting Shares pursuant to paragraph (3) of this clause 2.06, the transfer agent shall deliver to the holders entitled thereto share certificates representing the Class A Subordinate Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this sub-paragraph.

(5) Subject to paragraph (6) of this clause 2.06, the conversion right provided for sub-paragraph (2) of this clause 2.06 shall not come into effect if:

     (a) prior to the time at which the Exclusionary Offer is made there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

          (i) accept any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

          (ii)  make any Exclusionary Offer;

          (iii) act jointly or in concert with any person or company that makes any Exclusionary Offer; or

          (iv) transfer any Class B Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee; or

     (b) within seven days after the Offer Date there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

          (i)   the number of Class B Shares owned by the shareholder;

          (ii) that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

          (iii) that such shareholder shall not accept the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

          (iv) that such shareholder shall not transfer any Class B Shares, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee if this information is known to the transferor.

(6) If a notice referred to in sub-clause 5(a)(i), 5(a)(iv), 5(b)(iii) or 5(b)(iv) of this clause 2.06 is given and the conversion right provided for in paragraph (2) of this clause 2.06 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, make a determination as to whether there are subsisting certifications that comply with either sub-clause 5(a) or 5(b) of this clause 2.06 from shareholders of the Corporation who own in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the offer by the Offeror. For the purposes of this determination the transaction that is the subject of such notice shall be deemed to have taken place at the time of the determination, and the shares that are the subject of such notice shall be deemed to have been transferred to a person or company from whom the transfer agent has not received such a certification unless the transfer agent is otherwise advised either by such notice or by the transferee in writing. If the transfer agent determines that there are not such subsisting certifications, paragraph (5) of this clause 2.06 shall cease to apply and the conversion right provided for in paragraph
     (2) of this clause 2.06 shall be in effect for the remainder of the Conversion Period.

(7) As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of Class A Subordinate Voting Shares a notice advising the holders as to whether they are entitled to convert their Class A Subordinate Voting Shares into Class B Shares and the reasons therefor. If such notice discloses that they are not so entitled but is subsequently determined that they are so entitled by virtue of paragraph (6) of this clause 2.06 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor.

(8) If a notice referred to in paragraph (7) of this clause 2.06 discloses that the conversion right has come into effect, the notice shall:

     (a) include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

     (b)  include the information set out in paragraph (3) of this clause
          2.06; and

     (c) be accompanied by a copy of the offer and all other material sent to holders of Class B Shares in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of Class B Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Class A Subordinate Voting Shares.

(9)  Prior to or forthwith after sending any notice referred to in paragraph
     (7) of this clause 2.06, the Corporation shall cause a press release to be issued to a Canadian national news ticker service, describing the contents of the notice.


3.00                            CLASS B SHARES

3.01 The holders of the Class B Shares shall be entitled to receive notice of, and to attend and speak at and vote at, any meeting of the shareholders of the Corporation, other than a meeting of the holders of shares of another class as such or of the holders of a series of shares of another class as such, and at such meeting shall have twenty (20) votes for each Class B Share held.

3.02 Subject to any provisions of the Act and to applicable securities laws and the by-laws, regulations or policies of any stock exchange upon which the Class B Shares may then be listed, all or any part of the Class B Shares which are then outstanding shall be purchasable for cancellation by the Corporation at any time, in the open market, by private contract or otherwise, at the lowest price at which, in the opinion of the directors, such shares are obtainable.

3.03      The Class B Shares shall not be redeemable by the Corporation.

3.04 If the Act would in effect require in the absence of this clause 3.04 that an amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to any of the Class B Shares, or to create special shares ranking in priority to or on a parity with the Class B Shares, be confirmed in writing by the holders of 100% or any lesser percentage of the then outstanding Class B Shares, then in lieu of such confirmation in writing such confirmation may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class B Shares duly called for that purpose, and at such meeting each holder of Class B Shares shall be entitled to one vote for each Class B Share held.

3.05 The holders of the Class B Shares shall not have any right to vote separately upon any proposal to amend the Articles of the Corporation to:

     (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the Class B Shares; or

     (b)  create a new class of shares equal or superior to the Class B
Shares.

3.06 Each Class B Share shall be convertible at any time, at the option of the holder thereof, into a Class A Share, on the basis of one Class A Share for each Class B Share so converted. The holder of Class B Shares desiring to convert such Class B Shares into Class A Shares on the basis aforesaid shall deliver to the transfer agent for the time being of the Class A Shares the share certificate or share certificates representing the Class B Shares which the holder desires to so convert accompanied by a written notice duly executed by such holder or his attorney duly authorized in writing, which notice shall state that such holder elects to convert the Class B Shares represented by such share certificate or shares certificates into Class A Shares in accordance with the provisions hereof and which notice shall further state the name or names (with addresses) in which the share certificate or certificates for Class A Shares issuable on such conversion shall be issued, and if any of the Class A Shares into which such Class B Shares are to be converted are to be issued to a person or persons other than the holder of such Class B Shares, there shall be paid to such transfer agent, for the account of the Corporation, any transfer taxes which may properly be payable. If any share certificate or share certificates representing any of the Class A Shares issuable on conversion are directed to be issued to any person other than the holder of such Class B Shares, the signature of such holder shall be guaranteed by a Canadian chartered bank or such other financial institution as such transfer agent may require. Such holder shall, in addition, comply with such other reasonable requirements as such transfer agent may prescribe. As promptly as practicable after the receipt of such notice of election to convert, the payment of such transfer tax (if any), the delivery of such share certificate or share certificates and compliance with all reasonable requirements of the transfer agent as aforesaid, the Corporation shall cause the transfer agent for the Class A Shares to issue and deliver in accordance with such notice of election to convert a share certificate or share certificates representing the number of Class A Shares into which such Class B Shares have been converted in accordance with the provisions of this clause 3.06. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which all conditions precedent to the conversion of such Class B Shares have been fulfilled and the person or persons in whose name or names any share certificate or share certificates for Class A Shares shall be issuable shall be deemed to have become on the said date the holder or holders of record of the Class A Shares represented thereby; provided, however, that if the transfer books of the Corporation for Class A Shares shall be closed on the said date, the Corporation shall not be required to issue Class A Shares upon such conversion until the date on which such transfer books shall be re-opened and such person or persons shall not be deemed to have become the holder or holders of record of such Class A Shares until the said date on which such transfer books shall be re-opened. There shall be no payment or adjustment on account of any unpaid dividends on the Class B Shares converted or on account of any dividends on the Class A Shares resulting from such conversion. In the event that part only of the Class B Shares represented by any share certificate shall be converted, a share certificate for the remainder of the Class B Shares represented by the said share certificate shall be delivered to the holder converting without charge.

4.00                DIVIDENDS AND DISTRIBUTION RIGHTS
                    OF THE CLASS A AND CLASS B SHARES

4.01 (a) All dividends which are declared in any year in the discretion of the directors on all of the Class A Shares shall be declared and paid in an equal or, in the discretion of the directors, a greater amount per share than on all of the Class B Shares at the time outstanding. All dividends which are declared in any year, in the discretion of the directors, on all of the Class B Shares shall be declared and paid in an equal or, in the discretion of the directors, a lesser amount per share than on all of the Class A Shares outstanding. If any stock dividend is declared on Class A Shares, such dividend may be paid in Class A Shares or in Class B Shares, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the directors, lesser amounts per share are declared at the same time on the Class B Shares and are payable in either Class A Shares or in Class B Shares, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on Class A Shares. If any stock dividend is declared on Class B Shares, such dividend may be paid in Class A Shares or in Class B Shares, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the directors, greater amounts per share are paid at the same time on the Class A Shares and are payable in either Class A Shares or in Class B Shares, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on Class B Shares.

     (b) All distributions other than dividends (including, but without limiting the generality of the foregoing, any distribution of rights, warrants or options to purchase securities of the Corporation), and all such distributions which may at the time or from time to time be authorized or made:

          (i) in respect of the Class A Shares, shall be authorized and made in equal, or in the discretion of the directors, greater quantities or amounts per share than on all Class B Shares then outstanding without preference or distinction; and

         (ii) in respect of the Class B Shares, shall be authorized and made in equal, or in the discretion of the directors, greater quantities or amounts per share than on all Class A Shares then outstanding without preference or distinction.

5.00      SUBDIVISIONS, CONSOLIDATIONS, RECLASSIFICATIONS,
                  WINDING-UP AND LIQUIDATION, ETC.

5.01 No subdivision, consolidation, reclassification or other change of the Class A Shares or the Class B Shares shall be made unless at the time an equivalent or comparable subdivision, consolidation, reclassification or change is made with respect to all of the Class B Shares and Class A Shares, respectively, which are then outstanding.

5.02 In any case where a fraction of a Class A Share or a Class B Share would otherwise be issuable on a subdivision, consolidation, reclassification or change of one or more Class A Shares or Class B Shares, the Corporation shall in lieu thereof adjust such fractional interest by the payment by cheque (to the nearest cent) of an amount related or equivalent to the then current market value of such fractional interest computed on the basis of the last board lot sale price (or the last bid price, if there has been no board lot sale) for the Class A Shares on The Toronto Stock Exchange (or if the Class A Shares are not listed on The Toronto Stock Exchange, on such stock exchange in Canada on which the Class A Shares are listed or traded as may be selected for such purpose by the Directors of Corporation) on the business day on which such stock exchange was open next preceding the date of such subdivision, consolidation, reclassification or change or if the Class A Shares are not then listed on any stock exchange, then the current market price in any public market in which the Class A Shares are traded and otherwise in the discretion of the board of directors.

5.03 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation amongst its shareholders for the purposes of winding-up its affairs, all of the property and assets of the Corporation available for distribution to the shareholders of the Corporation shall, after providing for preferential payment of the amounts required to be paid under and in respect of any Preference Shares or series thereof ranking in priority, shall be paid or distributed in equal amounts per share on all Class A Shares and Class B Shares at the time outstanding without preference or distinction and the holders thereof shall as such participate in a share-for-share basis equally therein.


6.00             PROVISIONS RELATING TO CLASS A
                   SHARES AND CLASS B SHARES

6.01 Notwithstanding any of the provisions of this Schedule, the Articles of the Corporation hereby provide that, for the purposes of the take-over bid and issuer bid provisions of the Securities Act (Ontario) and the regulations thereunder, both as amended from time to time, (a) the Class A Shares and the Class B Shares shall be treated as, and are hereby deemed to constitute, one class of voting securities, and (b) the published market for such one class of voting securities shall be deemed to be the published market of the Class A Shares. For greater certainty, the provisions of this
Section 6.01 shall have no application in the event of a purchase of Class B Shares at a price per share not in excess of the aggregate of (i) the "market price" per share (at the time of such purchase) determined in accordance with the provisions of the Securities Act (Ontario) and the regulations thereunder, (both as amended or replaced from time to time) together with any permitted premium, plus (ii) reasonable brokerage fees or other commissions calculated on a per share basis. For greater certainty, "market price" as at the date of these articles is defined in Section 164 of the Regulation to the Securities Act (Ontario).

                                   -----
5. A) The amalgamation agreement     X    A) LES ACTIONNAIRES DE CHAQUE
      has been duly adopted by     -----     COMPAGNIE QUI FUSIONNE ONT DUMENT
      the shareholders of each of            ADOPTE LA CONVENTION DE FUSION
      the amalgamating corporations          CONFORMEMENT AU PARAGRAPHE 175(4)
      as required by subsection              DE LA LOI SUR LES COMPAGNIES A LA
      175(4) of the Business                 DATE MENTIONNEE CI-DESSOUS.
      Corporations Act on the date
      set out below.

                         --------------------------
                          Check             COCHER
                          A or B            A OU B
                         --------------------------

                                   -----
   B) The amalgamation has been           B) LES ADMINISTRATEURS DE CHAQUE
      approved by the directors    -----     COMPAGNIE QUI FUSIONNE ONT
      of each amalgamating                   APPROUVE LA FUSION PAR VOIE DE
      corporation by a resolution            RESOLUTION CONFORMEMENT A
      as required by section 176             L'ARTICLE 176 DE LA LOI SUR LES
      of the Business Corporations           COMPAGNIES A LA DATE MENTIONNEE
      Act on the date set out                CI-DESSOUS. LES STATUTS DE
      below.                                 FUSION REPRENNENT ESSENTIELLEMENT
      The articles of amalgamation           LES DISPOSITIONS DES STATUTS
      in substance contain the               CONSTITUTIFS DE
      provisions of the articles of
      incorporation of

----------------------------------------------------------------------------
      and are more particularly set          ET SONT ENONCES TEXTUELLEMENT
      out in these articles.                 AUX PRESENTS STATUTS.


      Names of amalgamating  Ontario Corporation Number  Date of Adoption/
      corporations           NUMERO DE LA COMPAGNIE EN   Approval
      DENOMINATION SOCIALE   ONTARIO                     DATE D'ADOPTION OU
      DES COMPAGNIES QUI                                 D'APPROBATION
      FUSIONNENT
----------------------------------------------------------------------------
      COLOMA RESOURCES                 47215             July 29, 1988
      LIMITED

      FIRSTSERVICE                    761840             July 1, 1988
      CORPORATION